STANDARD FORM OF OFFICE LEASE

The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 30th day of December, 1994, betwe[en] 200 MADISON ASSOCIATES, L.P., a Delaware limited partnership, having an office c/o George Comfort & Sons, Inc., No. 200 Madison Avenue, New York, New York

party of the first part, hereinafter referred to as OWNER, or Landlord, and UNITED FEATURE SYNDICATE, INC., a New York corporation, having a place of business at No. 200 Park Avenue, New York, New York

party of the second part, hereinafter referred to as TENAN[T]

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire fourth (4th) floor as shown outlined in red on the plan annexed hereto, made a part hereof and marked Exhibit "A" (the "demised premises").

in the building known as No. 200 Madison Avenue (the "building"), in the Borough of Manhattan, City of New York, for the term of eleven (11) years

(or until such term shall sooner cease and expire as hereinafter provided) to commence on th[e] 1st day of January, nineteen hundred and ninety-five, and to end on th[e] 31st day of December, ~~nineteen hundred and~~ two thousand and five, both dates inclusive (the "Term"), at an annual rental rate as provided in Article 55 hereof,

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during sai[d] term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except as expressly set forth in this lease, except that Tenant shall pay th[e] first monthly installment on the execution hereof.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successor[s] and assigns, hereby convenant as follows:

Rent 1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy 2. Tenant shall use and occupy demised premises for executive and general offices of Tenant, and other lawful use auxilliary to offices and for no other purpose.

Tenant Alterations: 3.* Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may
3 make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like
3a installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon ~~installation~~, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its
3b expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of
3c Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

Maintenance and Repairs 4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors ~~per trade submitted~~ by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of ~~its~~ demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems ~~(to the extent such systems presently exist)~~ serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. ~~It~~ is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. ~~Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract.~~ The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

approved

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, ~~whether or not~~ arising out of Tenant's use or manner of use thereof (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's

* Except as otherwise expressly permitted in Article 42,

PLEASE INITIAL

TENANT

LANDLORD

use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.

Property—Loss, Damage, Reimbursement, Indemnity: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work.

If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice. Upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award.

Assignment, Mortgage, Etc.: 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current: ☞ 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the

☞ Rider to be added if necessary.

PLEASE INITIAL

TENANT

LANDLORD

PLEASE INITIAL
TENANT
LANDLORD

same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault, Vault Space, Area: 14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record. — 15

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default: 17. (1) If Tenant including defaults in fulfilling any of the covenants of this lease ~~other than~~ the covenants for the payment of rent or additional rent; or if the demised premises become ~~vacant or~~ deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under § 235 of Title 11 of the U.S. Code (bankruptcy code); ~~or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease~~, then, in any one or more of such events, upon Owner serving a written ~~five (5) days~~ notice upon Tenant specifying the nature of said default and upon — 17a the expiration of ~~said five (5) days~~, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said ~~five (5) day period~~ and if Tenant shall not have — 17b diligently commenced curing such default within such ~~five (5) day period~~, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three — 17c (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof have been given, and the term shall expire as aforesaid; ~~or if Tenant make default in the payment of the rent reserved herein or any additional rent herein mentioned or any part of either or in making any other payment herein required~~: then and in any of such events Owne 17d — without notice, ~~re-enter the demised premises either by force or otherwise, and~~ dispossess Tenant by summary proceedings or otherwise the legal representative of Tenant or other occupant of demised pre ~~and remove their effects and hold the premises as if this lease had not been made~~, and Tenant hereby waives the service of notice of intent re-enter or to institute legal proceedings to that end. If Tenant shall default hereunder prior to the date fixed as the commencement o renewal or extension of this lease, Owner may cancel and terminate renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expir and/ or dispossess by summary proceedings or c wise, (a) the rent shall become due thereupon ai paid up to the time of such re-entry, dispossess an expiration, (b) Owner may re-let the premises or part or parts thereof, either in the name of Owner or otherwise, for a or terms, which may at Owner's option be less than or exceed the p which would otherwise have constituted the balance of the term of lease and may grant concessions or free rent or charge a higher rental that in this lease, and/or (c) Tenant or the legal representatives of Te shall also pay Owner as liquidated damages for the failure of Tena observe and perform said Tenant's convenants herein contained, deficiency between the rent hereby reserved and/or covenanted to be and the net amount, if any, of the rents collected on account of the or leases of the demised premises for each month of the period w would otherwise have constituted the balance of the term of this l The failure of Owner to re-let the premises or any part or parts the shall not release or affect Tenant's liability for damages. In comp such liquidated damages there shall be added to the said deficiency expenses as Owner may incur in connection with re-letting, such as l expenses, attorneys' fees, brokerage, advertising and for keeping demised premises in good order or for preparing the same for re-lett Any such liquidated damages shall be paid in monthly installments by nant on the rent day specified in this lease and any suit brought to co the amount of the deficiency for any month shall not prejudice in any way rights of Owner to collect the dificiency for any subsequent month by a sin proceeding. Owner, in putting the demised premises in good orde preparing the same for re-rental may, at Owner's option, make such alt tions, repairs, replacements, and/or decorations in the demised premise Owner, in Owner's sole judgement, considers advisable and necessary for purpose of re-letting the demised premises, and the making of s alterations, repairs, replacements, and/or decorations shall not operate or construed to release Tenant from liability hereunder as aforesaid. Owner s in no event be liable in any way whatsoever for failure to re-let the dem premises, or in the event that the demised premises are re-let, for failur collect the rent thereof under such re-letting, and in no event shall Tenan entitled to receive any excess, if any, of such net rents collected over the s payable by Tenant to Owner hereunder. In the event of a breach threatened breach by Tenant of any of the covenants or provisi hereof, Owner shall have the right of injunction and the right to inv any remedy allowed at law or in equity as if re-entry, summary p ceedings and other remedies were not herein provided for. Mention in lease of any particular remedy, shall not preclude Owner from any ot remedy, in law or in equity. Tenant hereby expressly waives any and rights of redemption granted by or under any present or future laws in event of Tenant being evicted or dispossessed for any cause, or in event of Owner obtaining possession of demised premises, by reason the violation by Tenant of any of the covenants and conditions of t lease, or otherwise.

Fees and Expenses 19. If Tenant shall default in the observance performance of any term or covenant on Tenant's p to be observed or performed under or by virtue of a 19a — of the terms or provisions in any article of this lease, then, unless oth wise provided elsewhere in this lease, Owner ~~may immediately or at a time thereafter and without notice perform the obligation of Tena thereunder~~. If Owner, in connection with the foregoing or in connecti with any default by Tenant in the covenant to pay rent hereunder, mak any expenditures or incurs any obligations for the payment of money, cluding but not limited to attorney's fees, in instituting, prosecuting defending any action or proceeding, then Tenant will reimburse Own for such sums so paid or obligations incurred with interest and costs. T foregoing expenses incurred by reason of Tenant's default shall be deer 19b — ed to be additional rent hereunder and shall be paid by Tenant to Own within ~~five (5)~~ days of rendition of any bill or statement to Tena therefor. If Tenant's lease term shall have expired at the time of maki of such expenditures or incurring of such obligations, such sums shall recoverable by Owner as damages.

Building Alterations and Management: 20. Owner shall have the right at any time without t same constituting an eviction and without incurri liability to Tenant therefor to change the arrangeme and/or location of public entrances, passageway doors, doorways, corridors, elevators, stairs, toilets other public parts of the building and to change the name, number designation by which the building may be known. There shall be r allowance to Tenant for diminution of rental value and no liability on t part of Owner by reason of inconvenience, annoyance or injury business arising from Owner or other Tenants making any repairs in th building or any such alterations, additions and improvements. Furthe more, Tenant shall not have any claim against Owner by reason Owner's imposition of such controls of the manner of access to th building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner: 21. Neither Owner nor Owners's agents have mad any representations or promises with respect to th physical condition of the building, the land upon whic

it is erected or the demised premises, the . leases, expenses of operation or any other matter or thing affectin,, .. related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possesion of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term: 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day

Quiet Enjoyment: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver: 25. The failure of Owner/to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises. 25

Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4/ 26

Inability to Perform: 27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

Bills and Notices: 28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, ~~delivered to Tenant personally or~~ sent by/registered or certified mail addressed to Tenant at the building of which the demised premises form a part ~~or at the last known residence address or business address of Tenant~~ or left ~~at any of the aforesaid premises addressed to~~ Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be/the time when the same is ~~delivered to Tenant,~~ mailed, or ~~left at the premises~~ as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice/

28a

28b

28c

Services Provided by Owners 29. As long as ~~Tenant is not in default under any of the covenants of~~ this lease/ is in effect Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. ~~and on Saturdays from 8 a.m. to 1 p.m.~~ and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m. ~~and on Saturdays from 8 a.m. to 1 p.m.~~; (c) water for ordinary lavatory/purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building;(e) If the demised premises are serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant's expense. RIDER to be added in respect to rates and conditions for such additional service;
(f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually-operated elevator service, Owner at any time may substitute automatic-control elevator service and upon ten days' written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence.

29

Captions: 30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions: 31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 29 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

☞ Rider to be added if necessary.

PLEASE INITIAL

TENANT

LANDLORD

Adjacent Excavation— Shoring: 32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations 33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitra-
33 tion Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security: 34. ~~Tenant has deposited with Owner the sum of~~ $ as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent ~~required for the payment of any rent and additional rent or any other sum~~ ~~as to which Tenant is in default or for any sum which Owner may expend~~ or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further convenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted ~~assignment or attempted encumbrance.~~

Estoppel Certificate 35. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Successors and Assigns: 36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

Space to be filled in or deleted.

ARTICLES 37 THROUGH 62, INCLUSIVE, ARE ATTACHED HERETO AND MADE A PART HEREOF.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner: ....

200 MADISON ASSOCIATES, L.P.
LOEB PARTNERS REALTY AND DEVELOPMENT CORP., GENERAL PARTNER
By: [signature] V.P.

Witness for Tenant: ....

UNITED FEATURE SYNDICATE, INC.
By: [signature]

ACKNOWLEDGMENTS

CORPORATE OWNER
STATE OF NEW YORK, ss.:
County of

On this day of , 19 , before me personally came to me known, who being by me duly sworn, did depose and say that he resides in ; that he is the of the corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

....

CORPORATE TENANT
STATE OF NEW YORK, ss.:
County of

On this day of , 19 94 , before me personally came to me known, who being by me duly sworn, did depose and say that he resides in ; that he is the of United Feature Syndicate, Inc., the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

....

INDIVIDUAL OWNER
STATE OF NEW YORK, ss.:
County of

On this day of , 19 , before me personally came to me known and known to me to be the individual described in and who, as OWNER, executed the foregoing instrument and acknowledged to me that he executed the same.

....

INDIVIDUAL TENANT
STATE OF NEW YORK, ss.:
County of

On this day of , 19 , before me personally came to me known and known to me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that he executed the same.

....

PLEASE INITIAL
TENANT
LANDLORD

GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the premises as a "statutory tenant." As a further inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guarantee that Owner and the undersigned shall and do hereby waive trial by jury.

Dated: .... 19........

....
Guarantor

....
Witness

....
Guarantor's Residence

....
Business Address

....
Firm Name

STATE OF NEW YORK) ss.:
COUNTY OF)

On this day of , 19 before me personally came .... to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.

....
Notary

IMPORTANT - PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons.

11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 P.M. in the case of services required on week days, and prior to 3:00 P.M. on the day prior in the case of after hours service required on weekends or on holidays.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

Address 200 Madison Avenue
Premises Fourth (4th) floor

200 MADISON ASSOCIATES, L.P.,

TO

UNITED FEATURE SYNDICATE, INC.

STANDARD FORM OF
Office Lease

Dated as of December 30, 19 94

Rent per Year

Rent per Month

Term Eleven (11) years
From January 1, 1995
To December 31, 2005

Drawn by .... Checked by ....
Entered by .... Approved by ....

FOOTNOTES TO LEASE
BETWEEN 200 MADISON ASSOCIATES, L.P., AS LANDLORD,
AND UNITED FEATURE SYNDICATE, INC., AS TENANT.

Re: 200 Madison Avenue
New York, New York
4th Floor

---

3. adversely (in Landlord's reasonable judgment)

3a. the Expiration Date or other termination of this lease,

3b. (reasonable wear and tear excepted)

3c. Notwithstanding the foregoing, Tenant shall not be obligated to remove built-in furniture or leasehold improvements of a normal office type unless Landlord in response to Tenant's written request for Landlord's approval of such built-in furniture or leasehold improvements advises Tenant that Landlord elects to have any of the same removed at the Expiration Date or other termination of this lease.

4a. including any and all Tenant's Changes pursuant to Article 42.

4b. the

4c. , except as expressly provided in Article 58. Except as expressly set forth in this lease, it

6a. (other than the use as executive and general offices)

6b. (other than the use as executive and general offices)

8. Owner agrees that it will act reasonably diligently to eliminate such closing, darkening or bricking as reasonably promptly as possible, provided the foregoing shall not require Owner to incur additional costs for labor at overtime or premium rates unless Landlord's failure to use overtime or premium labor would result in a material deprivation of Tenant's use of the demised premises, in which event Landlord agrees to incur reasonable additional expenses for overtime or premium labor.

9a. If this lease shall not be terminated by Owner pursuant to the foregoing provisions of this Article 9, then within ninety (90) days after the date when all or more than twenty-five (25%) percent of the demised premises are rendered wholly unusable by Tenant for the ordinary conduct of its business due to a fire or other casualty, Owner shall deliver to Tenant a certification from a licensed architect or reputable contractor selected by Owner setting forth an estimate as to the time after collection of the applicable insurance proceeds reasonably required to repair the damage caused thereby. If the period set forth in any such estimate exceeds nine (9) months with respect to a casualty to the demised premises then being used by Tenant for its own business, Tenant may elect to terminate this lease by notice to Owner given not later than thirty (30) days following Tenant's receipt of such estimate, time being of the essence with respect to Tenant's notice. If Tenant shall not have had the right to terminate this lease

PLEASE INITIAL
TENANT
LANDLORD

due to the estimated time for completion being not greater than nine (9) months and Owner fails to complete the restoration within such nine (9) month period, then Tenant shall have the right to terminate this lease by notice to Owner given not later than ten (10) days following the expiration of such nine (9) month period, time being of the essence with respect to Tenant's notice, provided however, if Owner shall substantially complete the restoration within thirty (30) days after receipt of Tenant's notice of termination, such termination shall be null and void and of no force or effect.

9b. any notice of termination given by Owner or Tenant pursuant to this Article 9

9c. or Tenant

10. and the rents shall be pro-rated to such date. Anything in this Article 10 to the contrary notwithstanding, Tenant shall have the right to make a separate claim in any such eminent domain proceeding for its property and its proportionate share of the cost of Tenant Changes, including Tenant's Initial Installation (payment for which was made solely by Tenant and no part contributed by Owner) and moving expenses, provided that Tenant's claim shall not impair the ability of Owner to make its claim or reduce the amount of Owner's award.

13a. upon reasonable notice to Tenant (which need not be in writing)

13b. Landlord agrees to attempt to perform such work in a manner so as to minimize to the extent practicable, unreasonable disturbance to Tenant and Tenant's business.

13c. upon reasonable notice to Tenant (which need not be in writing)

15. Landlord represents that attached hereto as Exhibit B is a true and correct copy of the Certificate of Occupancy for the Building and the same is in full force and effect as of the date hereof.

17a. twenty (20) days (provided such period shall be seven (7) days with respect to any default in the covenants for the payment of rent and additional rent)

17b. twenty (20) day period (provided such period shall be seven (7) days with respect to any default in the covenants for the payment of rent and additional rent)

17c. if such default remains uncured at the end of such three (3) day period, then

17d. except as may be required by law

PLEASE INITIAL

TENANT
LANDLORD

19a. after written notice to Tenant and after Tenant has failed to cure such default or to begin in good faith to cure such default within twenty (20) days after such notice, may perform the obligation of Tenant thereunder, provided that in the event of an emergency or if required by law, Owner may immediately and without notice perform the obligation of Tenant thereunder.

19b. twenty (20)

25. or Tenant

26. , provided that Tenant can assert such claim in a separate action or proceeding and does not thereby relinquish such claim.

28a. by nationally recognized overnight courier or

28b. one (1) business day after delivery to such courier or three (3) business days after

28c. , return receipt requested, or by an overnight courier service that provides for a written receipt (such as United Parcel Service)

29. or drinking

33. All rules and regulations shall be applied and enforced against Tenant in a non-discriminatory manner.

PLEASE INITIAL

TENANT
LANDLORD

INDEX TO
RIDER ANNEXED TO LEASE BETWEEN
200 MADISON ASSOCIATES, L.P., AS LANDLORD,
AND UNITED FEATURE SYNDICATE, INC., AS TENANT.

RIDER ANNEXED TO LEASE BETWEEN
200 MADISON ASSOCIATES, L.P., AS LANDLORD,
AND UNITED FEATURE SYNDICATE, INC., AS TENANT.

37. RIDER PROVISIONS PREVAIL:

If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this lease, or of the Rules and Regulations attached to this lease, whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail, and in case of inconsistency with said Rules and Regulations, shall be deemed a waiver of such Rules and Regulations with respect to Tenant to the extent of such inconsistency.

38. ADDITIONAL DEFINITIONS:

For the purposes of this lease and all agreements supplemental to this lease, and all communications with respect thereto, unless the context otherwise requires:

A. The term "fixed rent" shall mean rent at the annual rental rate or rates provided for in Article 55 of this lease.

B. The term "additional rent" shall mean all sums of money, other than fixed rent, which become due and payable from Tenant to Landlord hereunder, and Landlord shall have the same remedies therefor as for a default in payment of fixed rent.

C. The term "rent" and "rents" shall mean and include fixed rent and/or additional rent hereunder.

D. The terms "Commencement Date" and "Expiration Date" shall mean the dates fixed in this lease, or to be determined pursuant to the provisions of this lease, respectively, as the beginning and the end of the Term for which the demised premises are hereby leased.

E. The terms include "including" and "such as" shall each be construed as if followed by the phrase "without being limited to".

F. The term "obligations of this lease", and words of like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants and conditions contained in this lease. Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

G. The term "Tenant's obligations hereunder", and words of like import, and the term "Landlord's obligations hereunder", and words of like import, shall mean the obligations of this lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to "performance" of either party's obligations under this lease shall be construed as "performance and observance".

H. Reference to Tenant being or not being "in default hereunder", or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder, or that Tenant is not in default in the performance of any of Tenant's obligations hereunder, or that a condition of the character described in Article 16(a) has occurred and continues or has not occurred or does not continue, as the case may be.

I. References to Landlord as having "no liability to Tenant" or being "without liability to Tenant", shall mean that Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial or total, or to receive any

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abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant's use or occupancy of the demised premises.

J. The term "Requirements" or "laws and/or requirements of public authorities" and words of like import shall mean present and future laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

K. The term "requirements of insurance bodies" and words of like import shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the building and/or the demised premises.

L. The term "repair" is deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

M. Reference to "termination of this lease" includes expiration or earlier termination of the Term or cancellation of this lease pursuant to any of the provisions of this lease or law. Upon a termination of this lease, the term and estate granted by this lease shall end at noon of the date of termination as if such date were the date of expiration of the Term and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this lease.

N. The term "in full force and effect" when herein used in reference to this lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no material or monetary default on the part of Tenant exists as to which Tenant has been given prior written notice, if any, required by this lease.

O. The term "Landlord" or "Owner" as used in this lease shall mean 200 Madison Associates, L.P., while such entity shall own the estate and interest granted by the Ground Lease (defined below) (and shall own the land on which the building is situated if there shall be a merger of such interests), or any assignee or other successor in interest, as the case may be, and all the persons, firms and corporations at any time comprising Landlord. In the event of any sale or sales or any assignment(s) of the Ground Lease, or any further lease of the building, or sale or sales of the land and building, as the case may be, the conveying Owner shall be and hereby is entirely freed and released of all obligations of Owner hereunder arising from and after the effective date of the transfer; provided, however, if any conveying Owner shall request an estoppel certificate pursuant to Article 35 from Tenant, such conveying Owner shall be released from all obligations including those prior to the effective date of the transfer, (i) if Tenant fails to furnish such estoppel certificate and (ii) to the extent that Tenant fails to include any default by such conveying Owner known by Tenant in such estoppel certificate, and it shall be deemed and construed without further agreement between the parties

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or their successors in interest, or between the parties and the purchaser at any such sale, that the assignee or purchaser has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder from and after the effective date of the transfer.

P. Words and phrases used in the singular are deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender are deemed to include any other gender. The terms "person" and "persons" as used in this lease, are deemed to include natural persons, firms, corporations, associations and any other private or public entities.

Q. The rule of "ejusdem generis" is not to be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

R. All references in this lease to numbered Articles, lettered Paragraphs, Sections, Subdivisions and lettered Exhibits are references to Articles, Paragraphs, Sections and Subdivisions of this lease, and Exhibits annexed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context.

S. For the purposes of Articles 39 and 40 the gross rentable area of the building has been calculated at 599,500 square feet and the gross rentable area of the demised premises at 44,985 square feet. In the event that the gross rentable area changes, Tenant's Proportionate Share as defined in Articles 39 and 40 (currently 7-1/2%) will be adjusted according. Landlord will notify Tenant of any increase in the gross rentable area. The gross rentable area of the demised premises shall not be subject to change except by reason of a taking by condemnation or otherwise or by expansion into additional space in the building.

39. <u>ESCALATION FOR INCREASE IN REAL ESTATE TAXES:</u>

A. As used herein:

(i) "Taxes" means all real estate taxes (including business improvement district taxes and the like), assessments, sewer and water rents, governmental levies, municipal taxes, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed upon all or any part of the land, the building and the sidewalks, plazas or streets in front of or adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent, and levied against Landlord and/or the land and building, under the laws of the United States, the State of New York, or any political subdivision thereof, or by the City of New York, or any political subdivision thereof, exclusive of penalties, fines and interest thereon. If, due to a change in the method of taxation of real estate or the improvements thereon, any other tax, assessment, levy, imposition or charge, however determined (including any license fee, franchise, income, transit, profit or other tax or governmental imposition), is levied against Landlord, and/or the land and building, in addition to, or in substitution in whole or in part for any tax which would constitute "Taxes", or in lieu of additional Taxes, such taxes or impositions are deemed for the purposes hereof to be included within the term "Taxes", computed as if Landlord's sole asset were the Building and the land on which it is situate. Anything contained herein to the contrary notwithstanding, Taxes are not deemed to include (a) any taxes on Landlord's income, (b) franchise taxes, or (c) estate or inheritance taxes, imposed on Landlord, unless such taxes are levied, assessed or imposed in lieu of or an increase in or as a substitute for the whole or part of the taxes, assessments, levies, or impositions which now constitute Taxes.

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(ii) "Tax Year" means each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the Term or such other period of twelve (12) months occurring during the Term as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

(iii) "Base Tax" means the Taxes for the twelve (12) month period ending December 31, 1995 (the "Base Tax Year"), which shall be calculated by adding the Taxes for the fiscal tax years July 1, 1994 through June 30, 1995 and July 1, 1995 through June 30, 1996, and dividing the resulting sum by two (2).

(iv) "Tenant's Proportionate Share" means seven and one-half (7.5%) per cent.

B. If the Taxes for any Tax Year are greater than the Base Tax, Tenant shall pay, as additional rent, for such Tax Year a sum equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax (which amount is hereinafter called the "Tax Payment") . Should this lease commence or terminate prior to the expiration of a Tax Year, such Tax Payment is to be prorated to, and shall be payable on, or as and when ascertained after, the Commencement Date or the Expiration Date as the case may be. Tenant's obligation to pay such additional rent and Landlord's obligation to refund pursuant to Paragraph C below, as the case may be, shall survive the termination of this lease. If the Taxes for any Tax Year subsequent to the Base Tax Year, or an installment thereof, are reduced before such Taxes, or such installment, are paid, the amount of Landlord's reasonable costs and expenses of obtaining such reduction (but not exceeding the amount of such reduction) are to be added to and be deemed part of the Taxes for such Tax Year. Payment of additional rent for any Tax Payment due from Tenant shall be made as and subject to the conditions hereinafter provided in this Article.

C. Only Landlord is eligible to institute proceedings to contest the Taxes or reduce the assessed valuation of the land and building, provided however, that if tenants occupying more than fifty (50%) percent of the then rented rentable area of the Building, by timely notice to Landlord, request Landlord to do so, Landlord shall institute appropriate proceedings to reduce the Taxes for any Tax Year and in good faith seek to effect a reduction therein. Landlord is under no obligation to contest the Taxes or the assessed valuation of the land and the building for any Tax Year or to refrain from contesting the same, and may settle any such contest on such terms as Landlord in its sole judgment considers proper. If Landlord receives a refund for any Tax Year for which a Tax Payment has been made by Tenant pursuant to Paragraph B above, Landlord agrees to repay to Tenant, with reasonable promptness, Tenant's Proportionate Share of such refund after deducting from such refund the reasonable costs and expenses, (including experts' and attorneys' fees) of obtaining such refund. If the assessment for the Base Tax Year is reduced from the amount originally imposed after Landlord has rendered a comparative statement (as provided in Paragraph D below) to Tenant with respect to a Tax Year, the amount of the Tax Payment will be adjusted in accordance with such change and Tenant, on Landlord's demand, shall pay any increase in additional rent resulting from such adjustment.

D. Tenant's Tax Payment for each Tax Year shall be due and payable in two equal semi-annual installments, in advance on the first day of each June and December during each Tax Year, based upon a reasonable written comparative statement furnished by Landlord prior to the commencement of such Tax Year, until such time as a new written statement for a subsequent Tax Year shall become effective. If any such statement is furnished to Tenant after the commencement of a Tax Year in respect of which such statement is rendered, Tenant shall, within 15 days thereafter, pay to Landlord an amount equal to the amount of any underpayment of

Tenant's Tax Payment with respect to such Tax Year and, in the event of an overpayment, Landlord will credit Tenant the amount of Tenant's overpayment against the next rental becoming due under this lease other than pursuant to Article 45 hereof. If there is any increase in Taxes for any Tax Year, whether during or after such Tax Year, Landlord agrees to furnish a revised statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid substantially in the same manner as provided in the preceding sentence. If during the Term Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least 30 days prior to the date payments are due without interest or penalty to the taxing authorities or the superior mortgagee. The benefit of any discount for any early payment or prepayment of Taxes will accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes. Whenever so requested, but not more often than once a year, Landlord will furnish Tenant with a reproduced copy of the bill (or receipted bill) for Taxes for the current or next preceding Tax Year.

E. Landlord's failure during the Term to prepare and deliver any tax statements or bills, or Landlord's failure to make a demand under this Article or under any other provision of this lease will not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any items of additional rent which may have become due pursuant to this Article during the Term. Tenant's liability for the additional rent due under this Article shall survive the expiration or sooner termination of this lease.

F. In no event shall any adjustment of Tax Payments hereunder result in a decrease in the fixed rent or additional rent payable pursuant to any other provision of this lease, it being agreed that the payment of additional rent under this Article is an obligation supplemental to Tenant's obligation to pay fixed rent.

40. <u>ESCALATION FOR OPERATING EXPENSES:</u>

A. For the purposes of this lease:

(i) The term "Escalation Year" means each calendar year which includes any part of the Term.

(ii) The term "Tenant's Proportionate Share" means seven and one-half (7.5%) percent.

(iii) The term "Base Year" means the twelve (12) month period ending December 31, 1995.

(iv) The term "Operating Expenses" means any and all costs and expenses (and taxes thereon, if any, including sales and value added taxes) paid or incurred by Landlord or on behalf of Landlord (whether directly or through independent contractors) consistent with sound management practices, with respect to the operation, servicing, cleaning, repair, safety, management, security and maintenance of the land and the building, building equipment, sidewalks, curbs, plazas, parking areas and other areas adjacent to the building, and with respect to the services provided tenants, in accordance with generally accepted accounting principles, consistently applied, including: (a) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefit or similar expense (collectively "Wages") relating to employees of Landlord or employees whose wages are chargeable to Landlord engaged in the operation, cleaning, repair, safety, management, security or maintenance of the building and the

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building equipment or in providing building maintenance services to tenants; (b) social security, unemployment and other payroll taxes, the cost of providing disability and worker's compensation coverage imposed by any legal requirements, union contract or otherwise with respect to said employees; (c) the cost of electricity, gas, oil, steam, water, ventilating, air conditioning and other fuel and utilities and utility taxes; (d) the cost of casualty, rent, liability, fidelity, plate glass and any other insurance; (e) rubbish removal; (f) the cost of repairs, maintenance and painting; (g) the cost or rental of all building and cleaning supplies, tools, materials and equipment; (h) the cost of uniforms, work clothes and dry cleaning; (i) window cleaning, concierge, guard, watchman or other security personnel, service or system, if any; (j) management fees or, if no managing agent is employed by Landlord, a sum in lieu thereof not in excess of then prevailing rates for management fees payable in midtown Manhattan, City of New York for first-class office buildings; (k) charges of independent contractors performing work included within this definition of Operating Expenses; (l) telephone and stationery; (m) legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the building; (n) decorations; (o) depreciation of hand tools and other movable equipment used in the operation, cleaning, repair, safety, management, security or maintenance of the building; (p) association fees and dues; (q) exterior and interior landscaping; and (r) any and all other costs and expenses reasonably incurred by Landlord for operating and maintenance of the land and building which are customary for similar buildings in midtown Manhattan.

(v) Notwithstanding the foregoing, the following costs and expenses are to be excluded or deducted, as the case may be:

(a) Taxes, (as defined in Article 39 and limited thereto),

(b) transfer, gains, inheritance, estate, succession, gift, corporation, franchise or income taxes imposed upon Landlord,

(c) debt service (including interest and principal) on Mortgages and other indebtedness of Landlord,

(d) all leasing costs including expenses in procuring new tenants and leasing commissions and other commissions and fees with respect to tenants of the building and any lease takeover costs, moving allowances and design costs incurred by Landlord in connection with leases in the building, and any advertising or promotion costs,

(e) except as otherwise provided herein, any capital improvements and any repair, alteration, addition, change, replacement or other items which under generally accepted accounting principles consistently applied is properly classified as a capital expenditure,

(f) the cost of electrical energy furnished directly to Tenant and other tenants of the building, or to any space in the building available for lease which is being prepared by Landlord or a tenant for occupancy by a tenant, except for the cost of electrical energy used to provide heat to the entire building (including the demised premises) through the electrical baseboard heating units,

(g) the cost of tenant installations or decorations incurred in connection with preparing or altering space for a new tenant or renovating space vacated by any tenant or payments or other contributions in lieu thereof,

(h) wages, salaries, fringe benefits or other compensation of personnel above the grade of building manager,

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(i) rent or other payments paid under superior leases (as described in Article 54), including any ground or underlying leases,

(j) any expense for which Landlord is otherwise compensated or has the right to be compensated through the proceeds of insurance carried by Landlord or would have been compensated had Landlord carried the insurance coverage required by this lease, or is otherwise compensated or has the right to be compensated by any tenant (including Tenant) of the building other than pursuant to provisions similar to the provisions set forth in this Article 40 or for services in excess of the services Landlord is obligated to furnish to Tenant hereunder, or any other expense for which Landlord is otherwise reimbursed,

(k) legal, arbitration, accounting and other professional fees incurred in connection with any negotiation of, enforcement of or disputes arising out of, any space lease in the building or any modification, amendment, extension, surrender or cancellation of the same,

(l) depreciation and amortization of the building or its contents or components, except as expressly provided in this Article,

(m) Landlord's entertaining, advertising, promotional and public relations costs for the building,

(n) any fee or expenditure paid (i) to any person, partnership, corporation and any other form of business or legal association or entity ("Person") which shall control, be under the control of, or be under common control with Landlord (for purposes of this provision, "control" shall mean the possession of power to direct or cause the direction of the management and policy of a Person whether through the ownership of voting securities, by statute, or according to the provisions of a contract), or in which Landlord directly or indirectly owns not less than a ten (10%) percent interest or (ii) to any shareholder owning at least ten (10%) percent of the common stock, any general partner, any officer above the rank of vice president, or member of any Board of Directors of Landlord or of any Person described in this clause (n) or (iii) to any person who is a relative by blood or marriage of any such persons, in each case in (i), (ii) and (iii) to the extent only that the costs are in excess of the amount which would be paid in the absence of such relationship,

(o) financing and refinancing costs, including without limitation, legal and accounting fees in connection therewith,

(p) fees, costs, and expenses incurred by Landlord in connection with a sale or other transfer of the building or the lessee's interest in any ground lease or any ownership interest in Landlord, including without limitation, reasonable attorneys' and accounting fees incurred in connection therewith,

(q) fees, costs and expenses incurred in connection with the failure in curing any violation of any Requirements, beyond the passage of a reasonable time after receipt by Landlord of notice thereof,

(r) late payment penalties in the nature of interest or late fees or any fine or penalty,

(s) costs and expenses incurred as a result of the negligence of or a breach of this lease by Landlord or its agents or contractors or as a result of the breach by a building tenant of its lease,

(t) costs of installing, operating and maintaining or any work, utility or service performed for or furnished to any

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special facility such as an observatory, broadcasting facility, child care facility, restaurant or, luncheon club, athletic or recreational club, theater, cafeteria, retail store, sundry shop, newsstand, concession, health club, or other special service or facility,

(u) costs incurred in replacing equipment as may be required by Requirements pertaining to fluorocarbons, but nothing contained herein shall be deemed to require Landlord to replace the supplemental air conditioning,

(v) to the extent any costs includable in Operating Expenses are incurred with respect to both the building and other properties (including, without limitation, salaries, fringe benefits and other compensation of Landlord's personnel who provide services to both the building and other properties), there shall be excluded from Operating Expenses a fair and reasonable percentage thereof which is properly allocable to such other properties,

(w) the cost of any judgment, settlement, or arbitration award resulting from any liability of Landlord (other than a liability for amounts otherwise includable in Operating Expenses hereunder) and all fees, costs and expenses incurred in connection therewith,

(x) the cost of providing any service customarily included in management fees (e.g., bookkeeping and accounting costs),

(y) the cost of acquiring or replacing any separate electrical meter Landlord may provide to any of the tenants in the building,

(z) costs of acquiring, leasing, restoring, repairing, maintaining or displaying sculptures, paintings and other objects of art located within or outside the building, except only for the costs of maintaining such objects in the public areas of the building,

(aa) expenses to the extent allocable to the retail space of the building including, without limitation, cleaning, other building services (except HVAC) and plate glass insurance,

(ab) costs incurred in connection with making any additions to, or building additional stories on, the building or its plazas, or adding buildings or other structures adjoining the building, or connecting the building to other structures adjoining the building,

(ac) the costs of repairs or replacements or restorations by reason of fire or other insured casualty or condemnation,

(ad) costs and expenses incurred by Landlord in connection with any obligation of Landlord to indemnify any building tenant (including Tenant) pursuant to its leases or otherwise, and

(ae) the cost paid or incurred in connection with the identification, clean-up, testing, removal, replacement, enclosure, encapsulation or other treatment of any hazardous materials, including, without limitation, asbestos, in the building,

(af) any cost or expenditure for construction of additional space, or in connection with, any additions to the building, on the Real Property of at the Site (including any parking area in or on the Site), after the date of the lease,

(ag) any expenses of Landlord's principal office or headquarters,

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(ah) any payments for rented fixtures whose cost would constitute a capital expenditure if the fixtures were purchased,

(ai) any expenditures for repairs or maintenance to the extent reimbursed or reimbursable to Landlord by warranties or guarantees or service contracts, if any, (provided, however, that any mandatory deductible and the costs of such warranties, guarantees and service contracts may be included in Operating Expenses),

(aj) insurance premiums to the extent any tenant causes Landlord's existing premiums to increase or requires Landlord to purchase additional insurance,

(ak) any accounting and legal fees relating to the ownership, construction, leasing, sale or any litigation relating to the building,

(al) any interest or penalty incurred due to the late payment of any Operating Expenses,

(am) any air space rent or other rent incurred for the Land,

(an) any personal property taxes of Landlord for equipment or items not used directly in the operation or maintenance of the building,

(ao) all expenses resulting from the negligence or willful misconduct of Landlord, its agents, servants or other employees,

(ap) all bad debt loss, rent loss, or reserve for bad debt or rent loss

(aq) any cost or expense which under generally accepted accounting principles consistently applied would not be considered to be an operating cost of the building,

(ar) costs incurred in the completion of Landlord's Base Building Work (as defined in Article 58), and

(as) costs incurred to correct any misrepresentation by Landlord expressly made herein (including, without limitation, a misrepresentation with respect to whether the building is in compliance, as of the date hereof, with Requirements) and the portion of costs incurred due to the violation by Landlord of the terms and conditions of any lease, any agreement of record applicable to the Real Property or any other agreement of Landlord,

except, however, that if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which reasonably would have been incurred during such period by Landlord if it had at its own expense furnished such work or services to such tenant. Any costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense shall be deducted from Operating Expenses otherwise chargeable to the Operation of the Property. Any insurance proceeds received with respect to any item previously included as an Operating Expense shall be deducted from Operating Expenses for the Operating Year in which such proceeds are received; provided, however, to the extent any insurance proceeds are received by Landlord in any Operating Year with respect to any item which was included in Operating Expenses during the Base

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Operating Year, the amount of insurance proceeds so received shall be deducted from Base Operating Expenses and (a) the Base Operating Expenses shall be retroactively adjusted to reflect such deduction and (b) all retroactive Operating Payments resulting from such retroactive adjustment shall be due and payable when billed by Landlord.

(vi) If Landlord purchases any item of capital equipment or makes any capital expenditure which has the effect of reducing the expenses which would otherwise be included in Operating Expenses, then the costs of such capital equipment or capital expenditure are to be included in Operating Expenses for the Escalation Year in which the costs are incurred and subsequent Escalation Years, on a straight-line basis, to the extent that such items are amortized over such period of time as Landlord reasonably estimates such savings or reductions in Operating Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the Expense Interest Rate at the time of Landlord's having made said expenditure. If Landlord leases any items of capital equipment designed to result in savings or reductions in expenses which would otherwise be included in Operating Expenses, then the rentals and other costs paid pursuant to such leasing are to be included in Operating Expenses for the Escalation Year in which they were incurred. Upon Tenant's written request, Landlord will furnish Tenant with reasonable evidence that such capital equipment or capital expenditures are reasonably expected to reduce expenses.

(vii) If during all or part of any Escalation Year, Landlord does not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to portions of the building due to the fact that (a) such portions are not occupied or leased, (b) such item of work or service is not required or desired by the tenant of such portion, (c) such tenant is itself obtaining and providing such item of work or service or (d) for other reasons, then for the purposes of computing Operating Expenses, the amount for such item and for such period are to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at it's own expense furnished such item of work or services to such portion of the building or to such tenant.

(viii) If Landlord eliminates the payment of any wages or other labor costs as a result of the installation of labor-saving devices or by any other means, then in computing the additional rent payable under Paragraph B below, the corresponding item or items of such wages or other labor costs are to be deducted from Operating Expenses for the Base Year; for example, if any manually operated machine is converted to automatic operation, as the employment of each machine operator is terminated, the wages and other labor costs applicable to such operator shall be deducted from the Operating Expenses for the Base Year.

B. (i) For each Escalation Year commencing during the Term, Tenant shall pay ("Tenant's Operating Payment") to Landlord, as additional rent, a sum equal to Tenant's Proportionate Share of the amount by which Operating Expenses for such Escalation Year exceeds the Operating Expenses for the Base Year.

(ii) Landlord agrees to furnish to Tenant, prior to the commencement of each Escalation Year, a written statement setting forth in reasonable detail Landlord's reasonable estimate of Tenant's Operating Payment for such Escalation Year, and the method of calculation of Tenant's Operating Payment for such Escalation Year. Tenant shall pay to Landlord on the first day of each month during such Escalation Year an amount equal to one-twelfth (1/12th) of Landlord's estimate of Tenant's Operating Payment for such Escalation Year. If, however, Landlord furnishes any such estimate for an Escalation Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which

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such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Paragraph B in respect of the last month of the preceding Escalation Year; (b) promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Payment previously made for such Escalation Year were greater or less than the installments of the Tenant's Operating Payment to be made for such Escalation Year in accordance with such estimate, and (1) if there is a deficiency, Tenant shall pay the amount thereof within fifteen (15) days after demand therefor, or (2) if there has been an overpayment, Landlord shall either refund to Tenant the amount thereof or permit Tenant to credit the amount thereof against subsequent payments under this Paragraph; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Escalation Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Tenant's Operating Payment shown on such estimate. Landlord may at any time or from time to time (but not more than twice with respect to any Escalation Year) furnish to Tenant a revised statement of Landlord's estimate of Tenant's Operating Payment for such Escalation Year, and in such case, Tenant's Operating Payment for such Escalation Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence.

(iii) After the end of each Escalation Year Landlord agrees to furnish to Tenant a statement ("Landlord's Statement") for such Escalation Year. Each such year-end Landlord's Statement shall be accompanied by an itemization of Operating Expenses for the building prepared by a certified public accountant or managing agent designated by Landlord from which Landlord shall make the computation of Operating Expenses hereunder. If Landlord's Statement shows that the sums due and payable by Tenant are less than the sums of Tenant's Operating Payments paid by Tenant for such Escalation Year, Landlord shall either refund to Tenant the amount of such excess or permit Tenant to credit the amount of such excess against subsequent payments under this Paragraph; and if Landlord's Statement for such Escalation Year shows that the sums due and payable by Tenant exceed the sums of Tenant's Operating Payments paid by Tenant for such Escalation Year, Tenant shall pay the amount of such deficiency within fifteen (15) days after demand therefor.

(iv) The computation under this Article is intended to constitute a formula for an agreed rental escalation and may or may not constitute an actual reimbursement to Landlord for the costs and expenses paid by Landlord with respect to the land and building.

(v) If the Commencement Date or the Expiration Date shall occur on a date other than January 1 or December 31, respectively, any additional rent under this Article for the Escalation Year in which such Commencement Date or Expiration Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Escalation Year. In the event of a termination of this lease, any additional rent under this Article shall be paid or adjusted within thirty (30) days after submission of a Landlord's Statement. In no event shall fixed rent ever be reduced by operation of this Article and the rights and obligations of Landlord and Tenant under the provisions of this Article with respect to any additional rent shall survive the termination of this lease.

C. (i) Landlord's failure to render Landlord's Statements with respect to any Escalation Year shall not prejudice Landlord's right to thereafter render a Landlord's Statement with respect thereto or with respect to any subsequent Escalation Year. Nothing

herein contained shall restrict Landlord from issuing Landlord's Statements at any time there is an increase in Operating Expenses during any Escalation Year or any time thereafter but not more than twice during any one Escalation Year.

(ii) Each Landlord's Statement shall be conclusive and binding upon Tenant unless within one (1) year after receipt of such Landlord's Statement, Tenant shall notify Landlord that it disputes the correctness of Landlord's Statement, specifying the particular respects in which Landlord's Statement is claimed to be incorrect. Tenant and Tenant's attorneys and accountants will be permitted within such one (1) year period, upon reasonable prior notice to Landlord, to inspect Landlord's books and records solely to the extent necessary to audit or verify the accuracy of any disputed item(s) of Operating Expenses. Such inspection by Tenant will take place at Landlord's offices or at any other location in New York City designated by Landlord, shall be performed during business hours, and not more frequently than once a year. Tenant recognizes and agrees that Landlord's books and records, and those of Landlord's agents with respect to the operation of the land and building are confidential and Tenant and Tenant's attorneys and accountants agree to treat the same accordingly and not divulge any such information except to Tenant's attorneys and accountants. If the parties are not able to resolve such dispute within ninety (90) days after such inspection by Tenant, then either party may refer the matter or matters in dispute to independent reputable certified public accountants selected by Landlord and approved by Tenant which approval shall not be unreasonably withheld or delayed. The decision of such accountants shall be conclusive and binding upon the parties. Pending settlement of such dispute, Tenant shall pay Tenant's Operating Payment as determined by Landlord and, in the event such dispute is resolved in favor of Tenant, Landlord shall promptly reimburse Tenant for any overpayments. The fees and expenses of said accountants in determining such matter or matters shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountant shall apportion the fees and disbursements between the parties based upon the degree of success of each party).

41. ASSIGNMENT AND SUBLETTING - AMENDING ARTICLE 11:

Notwithstanding the provisions of Article 11, and in modification and amplification thereof:

A. If Tenant's interest in this lease is assigned, whether or not in violation of the provisions of this lease, Landlord may collect rent from the assignee. If the demised premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this lease, Landlord, after default by Tenant under this lease and expiration of Tenant's time, if any, to cure such default, may collect rent from the subtenant, user or occupant. In either case, Landlord agrees to apply the net amount collected to the rents reserved in this lease, but neither any such assignment, subletting, occupancy, nor use, nor any such collection or application is to be deemed a waiver of any terms, covenant or condition of this lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as a tenant. The consent by Landlord to any assignment, subletting, occupancy or use does not relieve Tenant from its obligation to obtain the express prior written consent of Landlord to any further assignment, subletting, occupancy or use where required under this lease. The listing of any name other than Tenant's on any door of the demised premises, or on any directory, or on any elevator in the building, or otherwise, does not operate to vest in the party so named, any right or interest in this lease or in the demised premises, or be deemed to constitute, or serve as a substitute for, any prior written consent of Landlord required under this Article, and it is understood that any such listing constitutes a privilege extended by Landlord which is revocable at Landlord's will by notice to Tenant. Tenant agrees to pay to Landlord the reasonable counsel fees incurred by Landlord in

connection with any proposed assignment of Tenant's interest in this lease or any proposed subletting of the demised premises or any part thereof not to exceed $2,500 in each instance.

B. (i) If Tenant desires to assign this lease or to sublet all or a portion of the demised premises, Tenant shall submit a statement to Landlord (a "Tenant Statement" in the case of a proposed sublease or an "Assignment Statement" in the case of a proposed assignment) containing the following information: (a) the name and address of the proposed subtenant or assignee, as the case may be, (b) a description of the portion of the demised premises to be sublet, and (c) the nature and character of the business of the proposed subtenant or assignee, as the case may be, and the proposed use of the demised premises, together with a statement specifically directing Landlord's attention to the provisions of this section requiring Landlord to respond to Tenant's request within fifteen (15) business days after Landlord's receipt of the Tenant Statement or the Assignment Statement, as the case may be, and (d) financial information sufficient for Landlord's reasonable review. Within five (5) business days after Landlord's receipt of a Tenant Statement or an Assignment Statement, as the case may be, Landlord may request from Tenant any other information that Landlord may reasonably request which information Tenant shall provide to Landlord within an additional five (5) business days after any such request from Landlord. If Landlord shall fail to notify Tenant within the later of (p) fifteen (15) business days of receipt of the Tenant Statement or Assignment Statement, as the case may be, or (q) five (5) business days after additional information is received from Tenant if same shall have been requested by Landlord, of Landlord's consent to or disapproval of the proposed subletting or assignment pursuant to the Tenant Statement or the Assignment Statement, as the case may be, Tenant shall have the right to sublease that portion of the demised premises to such proposed subtenant or to assign its interest in this lease, subject to the terms and conditions of this lease. If within the aforesaid period Landlord shall give Tenant notice of its refusal to consent to a proposed sublease, it shall specify in reasonable detail in such notice the reasons for its refusal. If Tenant shall enter into such sublease or assignment, Tenant shall deliver a true, complete and fully executed and acknowledged counterpart of (w) such sublease or (x) such assignment (which shall include an express assumption by the assignee of the observance and performance of, and an agreement to be personally bound by, all of the terms, covenants and conditions of this lease on Tenant's part to be performed), and (y) true, complete and fully executed counterparts of any and all other documents and agreements related to such sublease or assignment and (z) the written approval and reaffirmation of any guarantor of this lease, to Landlord within ten (10) days after execution thereof.

(ii) Notwithstanding subparagraph B.(i) above, Landlord shall have the following options, to be exercised by notice ("Exercise Notice") given to Tenant within the expiration of the later of the time periods described in (p) or (q) above:

(a) Landlord may require Tenant to surrender the demised premises to Landlord and to accept a termination of this lease as of a date (the "Termination Date") to be designated by Landlord in the Exercise Notice, which date shall not be less than thirty (30) days nor more than ninety (90) days following the date of Landlord's Exercise Notice; or

(b) Landlord may require Tenant to assign this lease to Landlord or Landlord's nominee without merger of Landlord's estates effective as of the day preceding the proposed assignment or sublease. If Landlord so requires Tenant to assign this lease, then and only in such event Tenant shall be released of all obligations under this lease arising after the effective date of such assignment and Tenant's vacating and surrender to Landlord of the demised premises in accordance with the terms of this lease.

(iii) If Landlord elects to require Tenant to surrender the demised premises and accept a termination of this lease, then this lease shall expire on the Termination Date as if that date had been originally fixed as the Expiration Date. Regardless of which option Landlord exercises under Paragraph B (ii), whether to terminate this lease or to take an assignment thereof, Landlord is free to, and without any liability to Tenant if Landlord elects to, lease the demised premises to Tenant's prospective assignee or subtenant.

(iv) If Landlord exercises either of its options under Paragraph B(ii), then Landlord agrees to pay Tenant after Tenant has vacated the demised premises in accordance with all the terms and conditions of this lease and is not then otherwise in default under this lease, an amount equal to the then net unamortized or undepreciated costs (determined on the basis of Tenant's federal income tax returns) of the leasehold improvements furnished and installed in the demised premises by Tenant and paid for by Tenant out of pocket, in excess of Landlord's Contribution (as hereinafter defined).

(v) For the purposes of this Paragraph B, Landlord's option under subdivision (ii) with respect to a sublease shall apply only in the event of a sublease for substantially the balance of the Term covering all or substantially all of the rentable area of the demised premises.

(vi) If Tenant has not executed and delivered to Landlord a sublease or assignment with respect to a Tenant Statement or an Assignment Statement within three (3) months from the date of expiration of Landlord's rights pursuant to Paragraph B(ii) above, Tenant shall be required to give Landlord a new Tenant Statement or Assignment Statement, as the case may be, and the provisions of Paragraph B(i) and (ii) above shall be applicable and the procedure therein set forth shall be required to be followed as if the original and/or any prior Tenant Statement or Assignment Statement had not been given.

C. Unless Landlord exercises either of its options under Paragraph B(ii) above within the time period therein provided, then Landlord shall not unreasonably withhold or delay consent to the proposed assignment or subletting of the demised premises or portion thereof, provided that Tenant is not then in default under this lease beyond any applicable notice and grace period, and further provided that the following further conditions shall be fulfilled:

(i) The proposed subtenant or assignee is not engaged in any of the businesses operations or uses set forth in Article 50 G;

(ii) The subletting or assignment shall be to a tenant (a) whose occupancy will be in keeping with the dignity and character of the then use and occupancy of the building, (b) whose occupancy will not be more objectionable or more hazardous than that of Tenant herein or other tenants in the building or impose any unreasonable burden upon Landlord in the operation of the building, and (c) whose financial responsibility is reasonably acceptable to Landlord in the case of an assignment;

(iii) No space shall be advertised or openly promoted to the general public (other than information provided to Tenant's real estate brokers) at a lower rental rate than that then being asked by Landlord at the time for similar space in the building;

(iv) If Landlord has, "will have" or "may have" within the ensuing nine (9) months comparable space available in the building, the proposed sublessee or assignee shall not be a tenant, subtenant, occupant or assignee of any premises in the building, or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the building during the twelve (12) months immediately preceding Tenant's request for

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Landlord's consent and Landlord notifies Tenant within seven (7) business days after receipt of a Tenant Statement whether Landlord or Landlord's agent has dealt with such party within such twelve (12) month period. For purposes of this subdivision (iv) "will have" or "may have" shall mean arising from (a) the expiration of the term set forth in any lease or any sooner or earlier termination of the term of any lease, or (b) the existence of a default under any lease, or (c) a request for a surrender of all or any part of its leased premises by a tenant or occupant of the building;

(v) Tenant shall reimburse Landlord on demand for any costs that may be incurred in connection with any assignment or sublease, including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent, not to exceed $1,500 in each instance; and

(vi) In case of a subletting, the sublease shall expressly provide that (a) it is subject to all of the terms and conditions of this lease and all of the obligations of Tenant under this lease, (b) the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Landlord in each instance, and (c) in the event of cancellation or termination of this lease for any reason whatsoever or of the surrender of this lease whether voluntary, involuntary or by operation of law, prior to the expiration date of such sublease, including extensions and renewals granted thereunder, the subtenant agrees to make full and complete attornment to Landlord for the balance of the term of the sublease, at the option of Landlord at any time during the subtenant's occupancy of the demised premises, which attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to Landlord, which the subtenant agrees to execute and deliver at any time within five (5) days after request of Landlord, its successors and assigns, and the subtenant waives the provisions of any law now or hereafter in effect which may give the subtenant any right of election to terminate the sublease or to surrender possession of the demised premises in the event any proceeding is brought by Landlord under this lease to terminate this lease, <u>provided</u>, <u>however</u>, that Landlord shall not be:

(a) liable for any act or omission of Tenant under such sublease, or

(b) subject to any defense or offsets which such subtenant may have against Tenant to the extent Tenant does not have the same defense or offset against Landlord, or

(c) bound by any previous payment which such subtenant may have made to Tenant of more than thirty (30) days in advance of the date upon which such payment was due, unless previously approved by Landlord, or

(d) bound by any obligation to make any payment to or on behalf of such subtenant except to the extent also required under this lease, or

(e) bound by any obligation to perform any work or to make improvements to the demised premises, or portion thereof demised by such sublease except to the extent also required under this lease, or

(f) bound by any amendment or modification of such sublease reducing the subrent payable thereunder, the sublease term or subtenant's obligations thereunder or increasing the sublessor's obligations thereunder made without Landlord's consent, or

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(g) bound to return such subtenant's security deposit, if any, until such deposit has come into its actual possession and such subtenant would be entitled to such security deposit pursuant to the terms of such sublease.

D. Tenant may, without Landlord's prior written consent, assign its interest in this lease to any corporation or other business entity which (i) is a "successor" to Tenant or a "related entity" of Tenant (as hereinafter defined), (ii) is a purchaser of all or substantially all of the assets of Tenant or a related entity of Tenant, or (iii) is an entity which shall control, be controlled by, or be under common control with Tenant (any such entity referred to in this clause (iii) herein referred to as a "related entity") and Tenant shall have the right, without the consent of Landlord, to sublet all or part of the demised premises to a related entity for any of the purposes permitted to Tenant, subject however to compliance with all of Tenant's obligations under this lease, provided that (a) Tenant shall not be in default in the performance of any of its obligations under this lease beyond any applicable notice and grace period, and (b) the principal purpose of such assignment or sublease is not the acquisition of Tenant's interest in this lease (except if such assignment or sublease is made to a related entity and is made for a valid intra corporate purpose). Tenant shall within ten (10) business days after execution thereof, deliver to Landlord either (x) a duplicate original instrument of assignment duly executed by Tenant, together with an instrument duly executed and acknowledged by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed from and after the date of the assignment, or (y) a duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and the subtenant, and in addition in the event of either (x) or (y) the written approval and reaffirmation of any guarantor of this lease is also delivered simultaneously to Landlord. By way of example but not of limitation The E.W. Scripps Company or any of its subsidiaries or affiliates, or any entity resulting from a merger or consolidation with, or reorganization of, The E.W. Scripps Company or any of its subsidiaries or affiliates, or any entity which acquires all or substantially all the assets of The E.W. Scripps Company or any of its subsidiaries or affiliates, shall be deemed to be a related entity.

E. (i) For the purposes of this Article, "control" means ownership of not less than fifty (50%) percent of all of the voting stock of such corporation or not less than fifty (50%) percent of all of the legal and equitable interest in any other business entities.

(ii) For purposes of subparagraph 41D above, "successor" means (a) a corporation into which or with which Tenant or The E.W. Scripps Company, their successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or consolidation, or (b) a purchaser acquiring this lease and the Term and the estate hereby granted, the goodwill and all or substantially all of the other property and assets (other than capital stock of such acquiring corporation) of Tenant or The E.W. Scripps Company, their corporate successors or assigns, and assuming all or substantially all of the liabilities of Tenant or The E.W. Scripps Company, such division, their corporate successors and assigns, or (c) any successor to a successor corporation becoming such by either of the methods described in subdivisions (a) and (b) above; provided that (x) such merger or consolidation, or such acquisition and assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the leasehold

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estate created hereby. The acquisition by Tenant, its corporate successors or assigns, of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities of any corporation, is deemed to be a merger for the purposes of this Article.

F. No permitted or consented to assignment or subletting shall be effective or valid for any purpose whatsoever unless and until a written approval and reaffirmation of any guarantor of this lease and a counterpart of the assignment or a counterpart or reproduced copy of the sublease shall have been first delivered to Landlord, and, in the event of an assignment, Tenant shall deliver to Landlord a written agreement executed and acknowledged by Tenant and such assignee in recordable form wherein such assignee shall assume jointly and severally with Tenant the due performance of all of the obligations under this lease on Tenant's part to be performed from and after the date of the assignment to the full end of the Term notwithstanding any other or further assignment.

G. Any transfer by operation of law or otherwise, of Tenant's interest in this lease or of a fifty (50%) percent or greater interest in Tenant (whether stock, partnership interest or otherwise) is deemed an assignment of this lease for purposes of this Article, except that the transfer of the outstanding capital stock of any corporate tenant is deemed not to include the sale of such stock by persons or parties through the "over-the-counter-market" or through any recognized stock exchange.

H. Neither any assignment of Tenant's interest in this lease (except to Landlord pursuant to Paragraph 41B(ii) hereof) nor any subletting, occupancy or use of the demised premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant as provided in this lease, nor any collection of rent by Landlord from any person other than Tenant as provided in this lease, nor any application of any such rent as provided in this lease shall, in any circumstances, relieve Tenant and any guarantor of their obligations fully to observe and perform the terms, covenants and conditions of this lease on Tenant's part to be observed and performed.

I. Notwithstanding anything to the contrary hereinabove contained, in no event will the demised premises be divided into more than four (4) separate units of space (with separate entrance doors), including Tenant and all subtenants, entities and related entities.

J. (i) In connection with any subletting of all or any portion of the demised premises (other than to a related entity), Tenant shall pay Landlord an amount equal to fifty percent (50%) of any "Sublease Profit" derived therefrom. All sums payable hereunder by Tenant shall be calculated on an annualized basis, but shall be paid to Landlord, as additional rent, within ten (10) days after receipt thereof by Tenant.

(ii) For purposes of this Article:

(a) "Rent Per Square Foot" shall mean the sum of the then fixed rent and escalation rent payable by Tenant under this lease divided by the total amount of square feet leased to Tenant hereunder (the "Space Factor").

(b) "Sublease Profit" shall mean the product of (x) the Sublease Rent Per Square Foot less the Rent Per Square Foot and Sublease Expenses, and (y) the number of rentable square feet constituting the portion of the demised premises sublet by Tenant.

(c) "Sublease Rent" shall mean any rent or other consideration paid to Tenant or a related entity directly or indirectly by any subtenant or any other amount received by Tenant or a related entity from or in connection with any subletting (including, but not limited to, sums paid for the rental of

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Tenant's moveable partitions, telephone and other equipment, furniture, furnishing, decorations and other items of personal property ("Tenant's Property") or sums paid in connection with the supply of electricity or heating, ventilating or air conditioning.

(d) "Sublease Expenses" shall mean: (1) the actual out-of-pocket costs and expenses of Tenant in making such sublease, such as reasonable brokers' fees, reasonable attorneys' fees, and advertising fees, paid to unrelated third parties, (2) the then unamortized or undepreciated cost in excess of $1,634,460.00 of Tenant Changes (including Tenant's Initial Installation) and amounts paid for Tenant's Property, all of the foregoing as determined on the basis of Tenant's federal income tax returns amortized over the term of this lease on a straight line basis, prorated on the basis of the area being sublet as it relates to the total area of the demised premises, (3) any sums paid to Landlord pursuant to Section 41.C(v) hereof, (4) the cost of improvements or alterations made by Tenant expressly and solely for the purpose of preparing that portion of the demised premises for such subtenancy amortized over the term of the sublease on a straight line basis, (5) the amount of any Subtenant work fund given as a sublease concession and transfer taxes in connection with any such transaction. Each Sublease Expense shall be certified to by the chief financial officer of Tenant and delivered to Landlord promptly after the payment of each respective Sublease Expense.

(e) "Sublease Rent Per Square Foot" shall mean the Sublease Rent divided by the rentable square feet of the space demised under the sublease in question.

(f) Sublease Profit shall be recalculated from time to time to reflect any corrections in the prior calculation thereof due to (1) subsequent payments received or made by Tenant, (2) the final adjustment of payments to be made by or to Tenant, and (3) mistake. Promptly after receipt of final adjustment of any such payments or discovery of any such mistake, Tenant shall submit to Landlord a recalculation of the Sublease Profit, and an adjustment shall be made between Landlord and Tenant, on account of prior payments made or credits received pursuant to this section.

K. Tenant shall pay to Landlord, upon receipt thereof, an amount equal to fifty percent (50%) of all Assignment Proceeds. For purposes of this section, "Assignment Proceeds" shall mean all consideration payable to Tenant or a related entity, directly or indirectly, by any assignee (other than a permitted assignee under subparagraph 41D), or any other amount received by Tenant or a related entity from or in connection with any assignment including, but not limited to, sums paid for the rental and sale of Tenant's Property after deducting therefrom: (i) the actual out-of-pocket costs and expenses of Tenant in making such assignment, such as reasonable brokers' fees, reasonable attorneys' fees, and advertising fees, paid to unrelated third parties, (ii) any payments required to be made by Tenant in connection with the assignment of its interest in this lease pursuant to any New York statutes or any real property transfer tax of the United States or the City of New York or the State of New York (other than any income or franchise tax), (iii) any sums paid by Tenant to Landlord pursuant to Section 41.C(v) hereof, (iv) the cost of improvements or alterations made by Tenant expressly and solely for the purpose of preparing the demised premises for such assignment, (v) the then unamortized or undepreciated cost in excess of $1,634,460 of Tenant Changes (including Tenant's Initial Installation) and amounts paid for Tenant's Property, all of the foregoing as determined on the basis of Tenant's federal income tax returns amortized over the term of this lease on a straight line basis, sold, leased to or contributed by Tenant and used by such assignee, provided that in no event shall the amount exceed the then fair market value of such Tenant's Property, and (vi) the amount of any work fund given as a concession.

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42. TENANT ALTERATIONS -- SUPPLEMENTING ARTICLE 3:

A. Except as otherwise provided herein, all renovations, additions, installations, improvements and alterations of any kind or nature in or to the demised premises (herein "Tenant's Changes") shall require the prior written consent of Landlord thereto which, in the case of non-structural interior Tenant's Changes, Landlord agrees not to unreasonably withhold or delay. Landlord's consent is not required for decorative Tenant's Changes, such as painting and the installation of floor coverings, wallcoverings, cabinets and shelves or with respect to non-structural interior Tenant Changes costing less than $50,000.00 in the aggregate.

B. Other than Tenant's Initial Installation, (as hereinafter defined), Landlord may impose such conditions with respect to Tenant's Changes (other than the requirement that Tenant post a bond or other security) as Landlord may reasonably require. In no event is Landlord required to consent to any Tenant's Changes which would alter the outside of the demised premises or would physically affect any part of the building outside of the demised premises or would adversely affect the proper functioning of the mechanical, electrical, sanitary or other service systems of the building.

C. At the time Tenant requests Landlord's written consent to any Tenant's Changes, Tenant shall deliver to Landlord detailed plans and specifications therefor. Landlord shall respond within fifteen (15) days or be deemed to have approved. Disapproval must be accompanied by a statement of explanation. Except with respect to Tenant's Initial Installation (as hereinafter defined), Tenant shall pay to Landlord any reasonable out-of-pocket fees or expenses incurred by Landlord in connection with Landlord's submitting such plans and specifications, if it so chooses, to an architect or engineer selected by Landlord for review or examination of said plans and specifications. Landlord's approval of any plans or specifications does not relieve Tenant from the responsibility for the legal sufficiency and technical competency thereof, nor be deemed to create any liability on the part of Landlord.

D. Before commencement of any Tenant's Changes, Tenant, at its sole expense, shall obtain the necessary consents, authorizations and licenses from all federal, state and/or municipal authorities having jurisdiction over such work. Upon written request of Tenant, Landlord will, at no cost to Landlord, cooperate with Tenant in connection with applications for permits and approvals required to be obtained with respect to Tenant's Initial Installation or other Tenant Changes.

E. Tenant agrees to indemnify and save Landlord harmless from and against any and all bills for labor performed and equipment, fixtures and materials furnished to Tenant and applicable sales taxes thereon as required by New York law and from and against any and all liens, bills or claims therefor or against the demised premises or the building and from and against all losses, damages, costs, expenses, suits and claims whatsoever in connection with Tenant's Changes, including reasonable attorneys' fees. The cost of Tenant's Changes shall be paid for in cash or its equivalent, so that the demised premises and the building shall at all times be free of liens for labor and materials supplied or claimed to have been supplied. Tenant guarantees to Landlord the completion of each Tenant's Change that Tenant commences.

F. Tenant, at its expense, shall cause Tenant's Changes to be performed in compliance with all applicable requirements of law and insurance bodies having jurisdiction and in such manner as not to unreasonably interfere with, delay or impose any additional expense upon Landlord in the maintenance or operation of the building and so as to maintain harmonious labor relations in the building, provided, however, that Tenant shall be permitted to perform Tenant Changes in accordance with sound construction practices during regular business hours except for activities which shall create unreasonable noise, vibration or other disturbance to

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tenants in the building or which create unreasonable use of the freight elevator.

G. If the performance of Tenant's Changes or the Tenant Changes interferes with the comfort and/or convenience of Tenant or other tenants in the building or causes damage to or otherwise unreasonably interferes with the occupancy of adjacent buildings, Tenant shall upon Landlord's demand remedy or remove the condition or conditions complained of. Tenant covenants and agrees to indemnify and save Landlord harmless from and against any and all claims, losses, damages, costs, including reasonable attorneys' fees, expenses, suits and demands whatsoever made or asserted against Landlord by reason of the foregoing, and by reason of any Tenant Changes that adversely affect any of the building systems including, utility, plumbing, electrical and mechanical.

H. Tenant agrees to select contractors, subcontractors, and engineers for the performance of all Tenant's Changes from a list approved by Landlord from time to time. Tenant shall have the right to request Landlord to add to such approved list additional contractors, subcontractors and engineers submitted by Tenant to Landlord, which approval will not be unreasonably withheld or delayed.

I. Tenant shall keep detailed records of Tenant's Changes estimated to cost more than $5,000.00 and of the cost thereof, and make the same available to Landlord upon written request. In addition, promptly after the completion of any Tenant's Changes, Tenant shall furnish to Landlord a complete set of "as-built" plans and specifications.

J. All property installed by Tenant and Tenant's Changes made at Tenant's sole cost during the Term, shall remain the property of Tenant. Tenant may, as its option, remove same, provided that Tenant repairs any and all damage caused by such removal. Nothing contained herein will be deemed to restrict Landlord's rights to require Tenant to remove Tenant's property as hereinbefore provided.

43. LIMITATION OF LIABILITY:

Tenant agrees that the liability of Landlord and the partners of, or any other party which holds any interest in, Landlord under this lease and all matters pertaining to or arising out of the tenancy and the use and occupancy of the demised premises, shall be limited solely to their respective interest in the building, and the proceeds to the extent actually received by Landlord from a casualty insurance policy or from a condemnation award with respect to the building ("Insurance or Condemnation Proceeds") and Landlord is obligated to restore the building as a result of such casualty or condemnation and refuses to use the Insurance or Condemnation Proceeds therefor; in any event Tenant agrees not to make any claim against or seek to impose any personal liability upon any general or limited partner of Landlord, or any party that holds any interest in Landlord, or any principal of any firm or corporation that may hereafter be or become Landlord, or any other assets of any of the same.

44. INDEMNIFICATION AND INSURANCE:

A. Tenant agrees to indemnify and save harmless Landlord and its agents and any mortgagee and any lessor under any ground or underlying lease against and from any and all claims, demands, suits, judgments, liabilities (statutory or otherwise), costs, interest and expenses (including reasonable counsel fees and disbursements incurred in the defense of any claim, action or proceeding) arising from (i) the use, occupancy, conduct or management of the demised premises or of any business therein, (ii) any work, installation or thing whatsoever done, or any condition created in, at or about the demised premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant, its agents, contractors or

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subcontractors may have availed themselves of access to the demised premises, (iii) any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their officers, directors, employees, agents, visitors, invitees or contractors or subcontractors of any tier, and (iv) any default by Tenant in the performance of Tenant's obligations under this lease, provided, however, that this provision is not to be construed to make Tenant responsible for any claim or liability to the extent caused by the negligence, wrongful or willful act of Landlord or its agents, employees or contractors, and provided however in no event shall Tenant be liable for consequential damages incurred by Landlord as a result of Tenant holding over in the demised premises beyond the expiration of the Term subject to Paragraph N of Article 50.

B. Tenant shall secure and keep in full force and effect throughout the Term, at Tenant's sole cost and expense (i) Commercial General Liability Insurance, written on an occurrence basis, with limits not less than $3,000,000 combined single limit for personal and bodily injury and death arising therefrom and Broad Form property damage arising out of any one occurrence in, upon, adjacent to or in connection with the demised premises or any part thereof, which insurance shall include coverage for contractual liability (including the matters set forth in Paragraph A above), owner's protective liability, independent contractor's liability and completed operations liability; (ii) during the course of construction of any Tenant's Changes and until completion thereof, Builder's Risk insurance on an "all risk" basis (including collapse) on a completed value (non-reporting) form for full replacement value covering the interests of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the building and all materials and equipment in or about the demised premises; (iii) Workers' Compensation Insurance, as required by law, and (iv) business interruption insurance covering one years rent and additional rent costs. The minimum amounts of insurance required under this Paragraph are not to be construed to limit the extent of Tenant's liability under this lease. In addition, prior to any entry upon the demised premises by Tenant or any of Tenant's employees, agents or contractors, Tenant shall deliver or cause to be delivered to Landlord certificates evidencing that all insurance required hereunder is in full force and effect.

C. Landlord shall obtain and keep in full force and effect insurance policies for (i) liability, secondary to Tenant's coverage pursuant to Paragraph B(i), (ii) one years' rent loss and (iii) loss or damage by fire and other casualty to the building, including leasehold improvements made by Tenant in the demised premises to the extent insurable under then available standard forms of "all-risk" insurance policies, in an amount equal to one hundred percent (100%) of the replacement cost at the time of the loss. Notwithstanding the foregoing, Landlord shall not be liable to Tenant for any failure to insure, replace or restore any such leasehold improvements unless Tenant shall have notified Landlord of the completion of such leasehold improvements and of the cost thereof, shall produce upon request such evidence as may reasonably be required with respect to such leasehold improvements to facilitate the adjustment of any insurance claims with respect thereto. Tenant shall cooperate with Landlord and Landlord's insurance companies in the adjustment of any claims for any damage to the building or such leasehold improvements.

D. All such insurance to be procured by Tenant as provided in Paragraph B shall be written in form and substance reasonably satisfactory to Landlord by an insurance company in a financial size category of not less than XII and with general policy holders' ratings of not less than A, as rated in the most current available "Best's" insurance reports, or the then equivalent thereof, and licensed to do business in New York State and authorized to issue such policies. All policies of insurance procured by Tenant shall contain endorsements providing that (i) such policies may not be reduced or cancelled (including for non-payment of premium) or

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allowed to lapse with respect to Landlord or changed or amended except after thirty (30) days' prior notice from the insurance company to Landlord, sent by certified mail, return receipt requested; and (ii) Tenant is to be solely responsible for the payment of premiums therefor notwithstanding that Landlord or any other party is or may be named as an additional insured. Duly executed certificates of insurance, shall be delivered to Landlord, on or before the Commencement Date. Tenant's certificate of insurance evidencing the required insurance coverage shall be forwarded to Landlord at least 30 days prior to the expiration of such policy. All policies of insurance procured by Tenant shall be written as primary policies not contributing with or in excess of coverage that Landlord may carry. Tenant may provide such insurance by means of a blanket policy covering other locations provided the coverage afforded the demised premises and the building cannot be and is not lessened by reason of events at other locations.

E. All insurance procured by Tenant under this Article shall name as an additional insured Landlord (and each member thereof in the event Landlord is a partnership or joint venture), each mortgagee and underlying lessor whose names and addresses have been furnished in writing to Tenant, and Tenant, as their respective interests may appear, and shall contain an endorsement that Landlord, although named as an additional insured, nevertheless shall be entitled to recover under said policies for any loss or damages occasioned to it, its agents, employees, contractors, directors, shareholders, partners and principals (disclosed or undisclosed) by reason of the negligence or tortious acts of Tenant, its servants, agents, employees and contractors.

F. Each party agrees to include in each of its insurance policies covering loss, damage or destruction by fire or other casualty (insuring the building and Landlord's property therein and the rental value thereof, in the case of Landlord, and insuring Tenant's personal property and fixtures and business interruption insurance, in the case of Tenant) a waiver of the insurer's right of subrogation against the other party or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy is not to be invalidated if the insured waives before the casualty the right of recovery against any party responsible for a casualty covered by such policies, or (ii) any other form of permission for the release of the other party. If such waiver, agreement or permission ceases to be obtainable without additional charge, then if the other party so elects and pays the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional insured in the policy, provided, however, that Tenant at no time is to be named a loss payee under any of Landlord's insurance policies. Notwithstanding the foregoing, any failure by Tenant as an additional insured promptly to endorse to the order of Landlord any instrument for the payment of money under a policy of which Landlord is the owner or original or primary insured will constitute a default under this lease.

G. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including rental value or business interruption) occurring during the Term and with respect and to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability or naming the other party as an additional insured, as provided in Paragraph F above. If, notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interruption), the other party is liable to the first party with respect thereto or is obligated under this lease to make replacement, repair or restoration or payment, then provided the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage

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or destruction is to be applied as an offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be.

H. The waiver of subrogation or permission for release referred to in Paragraph F above extends to the agents of each party and its and their employees. The releases provided for in Paragraph G above likewise extend to such agents and employees, if and to the extent that such waiver or permission is effective as to them. Nothing contained in Paragraphs F or G above is to be deemed to impose upon either party any duty to procure or maintain any of the kinds of insurance referred to therein except as otherwise required in this Article. If Tenant fails to maintain insurance in effect as required in this Article, the release by Tenant set forth in Paragraph G above is to remain in full force and effect to the same extent as if such required insurance (containing a waiver of subrogation) were in effect.

45. ELECTRICITY:

A. Landlord agrees to furnish up to and including six (6) watts of electric current per rentable square foot for Tenant's use in the demised premises (exclusive of the "base building air conditioning" as defined in Exhibit B), upon and subject to the terms and conditions set forth in this Article 45. Tenant is to be responsible for the distribution of such electricity throughout the demised premises. From and after the Commencement Date, Tenant shall purchase all electric current consumed in the demised premises from Landlord or Landlord's designated agent on the basis of Landlord's "time of day" rate schedule for "on peak" kilowatt hour consumption only, which is the rate schedule pursuant to which Landlord currently purchases electricity from the Utility Company, (or the most comparable rate schedule pursuant to which Landlord purchases electricity for the building if such a rate schedule no longer exists), as applied to all electricity consumed in the demised premises during the applicable billing period. Tenant's consumption of electrical energy at the demised premises will be measured by submeters installed by Landlord at Landlord's expense. Tenant also shall pay Landlord an administrative charge, as additional rent, of one (1%) percent of each bill to reimburse Landlord for the costs incurred in reading such submeters and the billing and collection of amounts payable by Tenant pursuant to this Article 45.

B. Where more than one submeter measures Tenant's electric service (including such electric energy as is consumed in connection with the operation of the ventilation and air conditioning equipment servicing the demised premises), the service rendered through each submeter may be computed and billed at Landlord's option separately as above set forth or as an aggregate total in accordance with the provisions hereof. Bills therefor may be rendered monthly and shall be payable within ten (10) days, as additional rent.

C. Landlord is not in any way liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements, except to the extent resulting from Landlord's negligence or willful misconduct (but, in no event, will Landlord have any responsibility for consequential damages). Any riser or risers necessary to supply Tenant's electrical requirements in excess of those specified in Paragraph A will, upon written request of Tenant, be installed by Landlord at the sole cost and expense of Tenant if, in Landlord's reasonable judgment, the same is reasonably practicable and will not cause adverse damage or injury to the building or the operation thereof or the demised premises, cause or create a dangerous or hazardous condition. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith, subject to the

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aforesaid terms and conditions. Tenant's use of electric current shall never exceed the capacity of existing feeders or risers to, or wiring installations in, the building and the demised premises. All of such costs and expense shall be paid by Tenant to Landlord within twenty (20) days after rendition of any bill or statement to Tenant therefor.

D. Provided Landlord does not discriminate against Tenant, Landlord may discontinue such service of electric current upon thirty (30) days notice to Tenant without being liable to Tenant therefor and without in any way affecting this lease or the liability of Tenant hereunder or causing a diminution of fixed rent. Such discontinuance is not to be deemed to be a lessening or diminution of service within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued. If Landlord so discontinues furnishing electric current to Tenant, Tenant shall arrange to obtain electric current directly from the public utility company servicing the building (the "Utility Company"). Such electric current may be furnished to Tenant by means of the then existing building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment that may be required to obtain and to measure Tenant's consumption of electric current directly from the Utility Company shall be installed and maintained by Landlord, at Tenant's expense. Provided Tenant proceeds promptly and diligently after receipt of Landlord's notice to arrange to obtain and to measure Tenant's consumption of electric current directly from the Utility Company, Landlord may not discontinue electric service until Tenant is able to obtain service directly from the Utility Company (unless Landlord is compelled to do so by law or the Utility Company).

E. Tenant agrees not to make any alterations or additions to the electric equipment and/or appliances presently installed in the demised premises without the prior written consent of Landlord in each instance (which consent shall not be unreasonably withheld or delayed), and only in accordance with all the applicable provisions of this lease.

F. If any tax is imposed upon Landlord's receipt from the sale or resale of electric energy to Tenant by any federal, state or municipal authority, where permitted by law, Tenant agrees to pay Landlord on demand Tenant's pro-rata share of such taxes, as additional rent.

G. Anything in Paragraph B to the contrary notwithstanding, if the Commencement Date occurs prior to the installation and proper calibration of the submeters, then Tenant shall pay Landlord for Tenant's consumption of electricity in the demised premises amounts reasonably estimated by Landlord's electrical consultant that Tenant would pay if such meters were fully operational except that so long as Tenant does not conduct any business at, in or from the demised premises and while Tenant is performing Tenant's Initial Installations, Landlord agrees not to bill Tenant for the consumption of electricity in the demised premises. In addition, if during any time during the Term, it is determined that the submeters servicing the demised premises are or were malfunctioning, Tenant shall pay Landlord an amount reasonably estimated by Landlord's electrical consultant to be the amount that would have been payable by Tenant had such malfunction not occurred.

46. <u>REQUIREMENTS OF LAW -- ADDENDA TO ARTICLE 6</u>:

A. Notwithstanding any provision of Article 6 to the contrary, Landlord has the right (but not the obligation), upon reasonable notice to Tenant, to perform any of Tenant's obligations which may arise under Article 6 during the Term, the reasonable cost of which shall be paid by Tenant to Landlord, as additional rent, within twenty (20) days after demand therefor. Landlord agrees that Tenant has no responsibility for compliance with The

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Americans wi... Disabilities Act of 1990 and the regulations promulgated thereunder (collectively, the "ADA") with respect to the common areas of the building, provided, however, that Tenant shall be responsible for compliance with the ADA within the demised premises (excluding those lavatories therein as specifically provided in Exhibit C), and any compliance required in the common areas of the building as a result of Tenant's particular manner of use of the demised premises (as opposed to office use).

B. Landlord at its sole cost and expense (which costs and expenses shall not to the extent of capital items only be subject to recoupment pursuant to Paragraph 40), shall comply with all laws and/or requirements of public's authorities ("Requirements") applicable to the public portions of the building (excluding compliance required as a result of Tenant's particular manner of use, as opposed to office use) other than those Requirements which Tenant shall be required to comply with, subject to Landlord's right to contest the applicability or legality thereof, provided that any such contest and non-compliance does not unreasonably prevent Tenant, or unreasonably interfere with Tenant, from conducting its business in substantially the same manner as prior to such contest or non-compliance. Landlord represents and covenants to Tenant (i) that, as of the date hereof Landlord has received no violation or notice of violation that the building or the demised premises is in violation of the ADA and that (ii) Landlord's Base Building Work when completed will be in compliance with all applicable Requirements including the ADA.

C. Landlord represents that as of the date hereof Landlord has received no violation or notice of violation with respect to the building or the demised premises, as to asbestos or asbestos containing materials (collectively "ACM") or other Hazardous Materials (as hereinafter defined). If any ACM is discovered in the demised premises, Landlord shall promptly commence and diligently proceed to complete the removal of ACM from the demised premises at its own cost which cost shall not be included in Operating Expenses.

D. If (i) Tenant shall discover in the performance of Tenant's Initial Installations and notify Landlord in writing of the existence of ACM in the demised premises, and (ii) Tenant shall actually be delayed in the performance and completion of Tenant's Initial Installation by reason of the existence of ACM in the demised premises, then Tenant shall be entitled to an abatement of one (1) day of fixed rent for each day Tenant is so delayed in the completion of such Tenant's Initial Installation, but only if Landlord shall not after receipt of such notice from Tenant have promptly commenced and diligently proceed with removal of such ACM.

E. (i) If any testing or examination indicates the presence of any ACM or Hazardous Materials in the common areas of the building that violates any Requirement, the presence of which ACM or Hazardous Materials is not caused by the act or omission of Tenant, its employees, agents, contractors, subtenants, licensees or invitees, Landlord shall, upon written notice by Tenant, comply with such Requirement and restore the affected area to its prior condition without such ACM or Hazardous Materials, at Landlord's sole cost and expense, and in a way that minimizes any unreasonable interference with Tenant's business operations and in compliance with all applicable Requirements.

(ii) If Landlord fails to commence such removal and restoration within thirty (30) days after receipt of written request by Tenant or thereafter fails to diligently complete such work, after receipt of written notice from Tenant, Tenant shall have the right to perform such removal and restoration itself, and to claim from Landlord all reasonable costs and reasonable expenses to perform the same.

F. "Hazardous Materials" shall mean any "hazardous wastes" as defined by the Resource, Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 se seq.), as amended, and regulations

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promulgated thereunder, (ii) any "hazardous, toxic or dangerous waste, substance or material" defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et. seq.), as amended, and regulations promulgated thereunder, and (iii) any hazardous, toxic or dangerous chemical, biological or other waste, substance or material as defined in any so-called "superfund" or "superlien" law or any other federal, state or local statutes, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning such waste, substance or material; including, without limiting the generality of the foregoing, asbestos, radon, hydrochlorofluoro carbons, chlorofuluoro carbons, urea formaldehyde, polychlorindated biphenyls, and petroleum products including gasoline, fuel oil, crude oil and various constituents of such products.

47. BROKER:

Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to the rental of the demised premises from Landlord other than George Comfort & Sons, Inc. and Cushman & Wakefield, Inc. (the "Brokers"). Tenant agrees to indemnify and hold Landlord harmless from any claims, damages, costs and expenses (including attorneys' fees and disbursements) suffered or incurred by Landlord by reason of any breach of the foregoing representation. Landlord agrees to pay the Brokers in connection with the transaction contemplated hereby.

48. SUBMISSION:

It is specifically understood and agreed that this lease is offered to Tenant for signature by the managing agent of the building solely in its capacity as such agent and subject to Landlord's acceptance and approval, and that Tenant affixed its signature hereto with the understanding that such act does not, in any way, bind Landlord or its agent or Tenant until such time as this lease has been approved and executed by Landlord and delivered to Tenant.

49. TENANT'S INITIAL INSTALLATION AND LANDLORD'S CONTRIBUTION:

A. Tenant shall submit to Landlord complete and detailed architectural, mechanical and engineering plans and specifications showing the alterations and improvements required by Tenant to the demised premises to prepare the same for Tenant's occupancy ("Tenant's Initial Installation"), which plans and specifications shall be prepared by Tenant at Tenant's sole cost and expense, for Landlord's approval which approval shall not be unreasonably withheld or delayed. After approval thereof, no material modifications or additions will be made without Landlord's prior written approval shall not be unreasonably withheld or delayed. Tenant's submission shall include not less than one (1) set of sepias and two (2) sets of black-and-white prints. The plans and specifications, and all amendments and modifications thereto, as approved by Landlord, are hereinafter referred to as the "Final Plans." The approval of the Final Plans by Landlord is not to be deemed to create any liability on the part of Landlord with respect to the design or specifications set forth in the Final Plans. Following Landlord's approval of the Final Plans and prior to Tenant's commencement of Tenant's Initial Installation, Tenant shall provide Landlord with a statement from Tenant, Tenant's architect or Tenant's Construction Manager setting forth in reasonable detail the Reimbursable Costs (as hereinafter defined). Landlord agrees to respond to Tenant's request for approval of the Final Plans within ten (10) business days of receipt of the Final Plans (the "Response Time"). If Landlord has not responded by the expiration of the Response Time and Tenant shall have notified Landlord in writing thereof (the "Reminder Notice"), which Reminder Notice may be given by Tenant prior to the expiration of the Response Time but not earlier than the third (3rd) business day prior to the expiration of the Response Time, and Landlord does not

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thereafter respond within five (5) days from receipt of the Reminder Notice, the Final Plans will be deemed approved. If Landlord disapproves the Final Plans or any part thereof, it will furnish Tenant with the reasons therefor in reasonable detail.

B. (i) Subject to the terms and conditions set forth below, Landlord agrees to reimburse Tenant up to a maximum amount of $1,634,460.00 ("Landlord's Contribution") for costs ("Reimbursable Costs") incurred by Tenant for leasehold improvements made in and to the demised premises within the first year of the Term. Up to but not more than $242,919.00 of Landlord's Contribution may be utilized by Tenant at its election for space planning and design, filing and permit fees, built-in and movable furniture and equipment, in connection with Tenant's Initial Installation. Landlord agrees to disburse from time to time, but not more often than once in any thirty (30) day period, within ten (10) business days of receipt of each Tenant's request, that portion of Landlord's Contribution set forth in Tenant's requisition for Reimbursable Costs, provided, however, that Landlord will not be obligated to make any advance if, and for so long as, Tenant is in material default under this lease after receipt of written notice. Landlord is also not obligated to make any advance until receipt of a request therefor from Tenant and the submission by Tenant of a certificate signed by Tenant and Tenant's architect dated not more than ten (10) days prior to such request setting forth (a) the attached list contains all of the contractors, subcontractors and materialmen who furnished labor, supplies and materials to the demised premises and the aggregate amount of monies that each contractor, subcontractor and materialman received up to the date of Tenant's request, (b) that the sum then requested is justly due to persons who have rendered services or furnished materials for the work therein specified, and giving a brief description of such services and materials and the several amounts due to each of said persons in respect thereof, and stating that no part of such expenditure contained in the current requisition, was the basis, in any previous or then pending prior request, for the receipt of Landlord's Contribution or has been made out of the proceeds of Landlord's Contribution received by Tenant, (c) that except for the amount, if any, stated pursuant to the foregoing subdivision (i) (b) in such certificate to be due to the date of Tenant's request for services or materials, there is no outstanding indebtedness known to the persons signing such certificate, which is then due for labor, wages, materials, supplies or services in connection with Tenant's Initial Installation which, if unpaid, might immediately become the basis of a vendors, mechanic's, laborer's or materialmen's statutory or similar lien upon such work or upon the land and building or any part thereof or upon Tenant's leasehold interest, (d) that the work described in the certificate has been completed substantially in accordance with the Final Plans, (e) that there has not been filed with respect to the demised premises or the building or any part thereof or any improvements thereon, any vendor's, mechanic's, laborer's, materialmen's or other like liens arising out of Tenant's Initial Installation which has not been bonded or discharged of record, and (f) that Tenant has complied with all of the conditions set forth in Articles 3 and 42 of this lease, including the requirement that Tenant comply with all applicable governmental and quasi-governmental laws, rules and regulations.

(ii) Upon the completion of Tenant's Initial Installations and satisfaction of the conditions set forth in B(i) above and C below, any amount of Landlord's Contribution which has not been previously disbursed, at Tenant's option, may (a) be applied as a credit toward Tenant's rental obligations under this lease or (b) be paid in cash directly to Tenant. Upon the disbursement of Landlord's Contribution, Landlord shall have no further obligation or liability whatsoever to Tenant for further disbursement of any portion of Landlord's Contribution to Tenant. It is expressly understood and agreed that Tenant shall complete, at its sole cost and expense, Tenant's Initial Installations, whether or not Landlord's Contribution is sufficient to fund such completion. Any costs to complete Tenant's Initial Installations

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in excess of Landlord's Contribution shall be the sole responsibility and obligation of Tenant.

C. Within thirty (30) days after completion of Tenant's Initial Installations, Tenant shall deliver to Landlord (i) final "as built" plans of the demised premises showing Tenant's Initial Installations, (ii) Building Department filing documents, permits and approvals and other evidence reasonably satisfactory to Landlord that the work is in compliance with all Requirements and with the New York Board of Fire Underwriters, and (iii) general releases of liens from all contractors, subcontractors and materialmen involved in the performance of Tenant's Initial Installations and the materials furnished in connection therewith, and a certificate from Tenant's independent licensed architect certifying that in his opinion Tenant's Initial Installations have been performed in a good and workmanlike manner and substantially complete in accordance with the Final Plans and specifications for Tenant's Initial Installations as approved by Landlord. Notwithstanding the foregoing, but only to the extent not in violation of any mortgage, Tenant shall not be required to deliver to Landlord any general release of lien if Tenant shall be disputing in good faith the payment which would otherwise entitle Tenant to such release, provided that Tenant shall (x) keep Landlord advised in a timely fashion of the status of such dispute and the basis therefor, (y) deliver to Landlord the general release of lien when the dispute is settled, and (z) indemnify and hold Landlord harmless from and against all liabilities, costs, and expenses, including reasonable attorneys fees and disbursements arising therefrom.

D. Tenant agrees with respect to its activities and work that it will not do or permit anything to be done that might create any work stoppage, picketing or other labor disruption or dispute. Tenant agrees that it will, prior to the commencement of any work in the demised premises, deliver to Landlord all policies of insurance required to be supplied to Landlord by Tenant pursuant to the terms of this lease.

E. Supplementing the provisions of Article 29 hereof, Landlord agrees that Tenant will not be obligated to pay Landlord (i) for use during normal business hours on a non-exclusive basis of the freight elevator and access to loading docks during the time that Tenant is performing Tenant's Initial Installation and on the date that Tenant initially moves into the demised premises or (ii) for use of freight elevators on an over-time basis on the date that Tenant initially moves into the demised premises, and (iii) during normal business hours during the time that Tenant is performing Tenant's Initial Installation, for electric current, temporary heating or ventilation or air conditioning; provided, however, that in both (i) and (ii) all such access and use shall be otherwise subject to the building's standard rules and regulations.

F. Tenant may be permitted to enter into the demised premises for Tenant's Initial Installation, provided that such entry and work do not interfere with Landlord's performance of the work to be done by Landlord. If Landlord notifies Tenant that Tenant's work is unreasonably interfering with or delaying Landlord's performance of Landlord's work, Tenant shall forthwith discontinue any further interfering work and shall remove from the demised premises and shall cause its workmen or contractors to remove therefrom, any equipment, materials or installations which are the subject of Landlord's notice. If there is an increase in the cost to Landlord of performing Landlord's work by reason of interference by Tenant or Tenant's contractors, Tenant shall reimburse Landlord, as additional rent, for such increased costs.

50. MISCELLANEOUS:

A. Without incurring any liability to Tenant, Landlord may permit access to the demised premises and open the same, whether or not Tenant be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshall or court

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officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant property or for any other lawful purpose (but this provision and any action by Landlord hereunder is not to be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this lease, or in or to the premises), or upon demand of any representative of the fire, police, building, sanitation or other Department of the city, state or federal governments. Landlord agrees to attempt to give Tenant prior notice where feasible.

B. No receipt of monies by Landlord from Tenant, after any reentry or after the cancellation or termination of this lease in any lawful manner, shall reinstate the lease; and after the service of notice to terminate this lease, or after the commencement of any action, proceeding or other remedy, Landlord may demand, receive and collect any monies due, and apply them on account of Tenant obligations under this lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment is to be reduced by such payment.

C. If Tenant is in arrears in the payment of fixed rent or additional rent, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, determines, irrespective of any designation or request by Tenant as to the items against which any such payments is to be credited.

D. No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder will be deemed to be other than on account of any such payment, nor will any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such payment due or pursue any other remedy in this lease provided.

E. If in this lease it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable, the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval, but Landlord shall not be liable to Tenant in any respect for money damages by reason of withholding its consent unless it shall be ultimately determined that Landlord acted in bad faith or maliciously in withholding its consent or approval.

F. In every case in which Tenant is required by the terms of this lease to pay to Landlord a sum of money and payment is not made within ten (10) days after the same shall become due, interest shall be payable on such sum or so much thereof as is unpaid from the date it becomes due until it is received by Landlord. Such interest shall be at an annual rate equal to two (2) percentage points above the prime commercial lending rate of Citibank, N.A., charged to its customers of highest credit standing for ninety (90) day unsecured loans, in effect from time to time, but in no event more than the highest rate of interest at such time permitted under the laws of the State of New York.

G. Notwithstanding anything contained in this lease to the contrary, Tenant covenants and agrees that Tenant will not use the demised premises or any part thereof, or permit the demised premises or any part thereof to be used, (i) for a retail banking, retail trust company, or safe deposit business, (ii) as a savings bank, or as a savings and loan association, or as a loan company, (iii) for the sale of travelers checks or foreign exchange, (iv) as a news and cigar stand, as such, (v) as a restaurant or bar, (vi) for the sale of confectionery, beverages, sandwiches, ice cream baked goods or any other food, (vii) for the preparation,

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dispensing or consumption of food or beverages in any manner whatsoever, (viii) by or for any foreign consulate or agency or mission, (ix) as a betting parlor or gambling place, (x) for a medical office, (xi) by or for a labor union, (xii) by or for a pawnbroker or public finance (personal loan) business, (xiii) by or for an employment or placement agency or executive recruitment office, (xiv) as a check cashing establishment, (xv) as a funeral establishment, (xvi) as or for a "close out" store for low-priced merchandise, (xvii) by or for any domestic or foreign governmental or quasi-governmental office, agency or facility, (xviii) as a school of any kind, (xix) as a messenger service, (xx) as a photographic or reproduction service business or for any third party or parties, (xxi) as a mailing or telephone answering service business or for any third party or parties, (xxii) as or for a retail operation at the premises, or (xxiii) by or for a not for profit entity or office.

H. Tenant hereby agrees to pay, as additional rent, all reasonable attorneys' fees and disbursements (and all other court costs or expenses of legal proceedings) which Landlord may incur or pay out by reason of, or in connection with:

(i) any action or proceeding by Landlord to terminate this lease where Landlord prevails;

(ii) any other action or proceeding by Landlord against Tenant (including, but not limited to, any arbitration proceeding) where Landlord prevails;

(iii) any default by Tenant in the observance or performance of any obligation under this lease (including, but not limited to, matters involving: payment of rent and additional rent; computation of escalations; alterations or other Tenant's work; and subletting or assignment), whether or not Landlord commences an action or proceeding against Tenant where Landlord prevails;

(iv) any action or proceeding brought by Tenant against Landlord (or any officer, partner, or employee of Landlord) in which Tenant fails to prevail; and

(v) any other appearance by Landlord (or any officer, partner or employee of Landlord) as a witness or otherwise in any action or proceeding whatsoever involving or affecting Landlord, Tenant or this lease.

Tenant's obligations under this Paragraph shall survive the expiration of the Term or any other termination of this lease. This Paragraph is intended to supplement (and not to limit) other provisions of this lease pertaining to indemnities and/or attorneys' fees.

I. Landlord hereby agrees to pay Tenant all reasonable attorney's fees and disbursements (and all other court costs or expenses of legal proceedings) which Tenant may incur or pay out by reason of, or in connection with:

(i) any action or proceeding by Tenant against Landlord (including, but not limited to, any arbitration proceeding) where Tenant prevails; and

(ii) any default by Landlord in the observance or performance of any obligations under this lease where Tenant prevails.

Landlord's obligations under this Paragraph shall survive the expiration of the Term or any other termination of this lease, subject to the other terms and conditions of this lease.

J. Tenant agrees not to cause or permit any Hazardous Materials (hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the demised

premises or the building. "Hazardous Materials", as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material included in the definition of "hazardous substances", "hazardous wastesite "hazard materials "toxic substances",, "contaminants" or any other pollutant, or otherwise regulated by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing but not to include any substance or material of a kind and quantity commonly and customarily used in ordinary office premises. In the event of a violation of any of the foregoing provisions of this Paragraph, Landlord may, without notice and without regard to any grace period contained herein, take all remedial action deemed necessary by Landlord to correct such condition and Tenant agrees to reimburse Landlord for the cost thereof, upon demand, as additional rent.

K. Only Landlord or one or more persons approved by Landlord (which approval Landlord agrees not to unreasonably withhold) will be permitted to furnish laundry, linen, towels, ice, bootblacking, barbering and other similar supplies and services to tenants. Landlord may fix the hours during which and the regulations under which such supplies and services are to be furnished. Landlord expressly reserves the right to exclude from the building any person attempting to furnish any of said supplies or services but not so approved by Landlord. However, Tenant, its regular office employees, or invitees may personally bring food or beverages into the building or order food to be delivered to the demised premises for consumption within the demised premises solely by Tenant, its regular office employees or invitees. In all events, all food and beverages are to be carried in closed containers.

L. Only Landlord or one or more persons approved by Landlord (which approval Landlord agrees not to unreasonably withhold) will be permitted to act as maintenance contractor for all waxing, polishing, lamp replacement, cleaning and maintenance work in the demised premises, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors. Nothing herein contained shall prohibit Tenant from performing such work for itself by use of its own regular employees. Landlord may fix the hours during which and regulations under which such services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive contractor for all or any one or more of said services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors; and Landlord furthermore expressly reserves the right to exclude from the building any person attempting to furnish any of said services but not so designated or approved by Landlord.

M. Landlord will not be required to furnish any services, except as otherwise expressly provided in this lease.

N. In the event Tenant remains in possession of the demised premises after the expiration or sooner termination of this lease without the execution of a new lease or other written consent of Landlord, Tenant, at the option of Landlord, may be deemed to be occupying the demised premises as a tenant from month to month, at a monthly rental equal to one and one-half (1-1/2) times the fixed rent and additional rent payable during the last month of the Term, subject to all of the other terms of this lease insofar as the same are applicable to a month-to-month tenancy. Tenant obligations under this Paragraph are to survive the termination of this lease.

O. This lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this lease. This lease may not be changed, modified, terminated or

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discharged, in whole or in part, nor any of its provisions waived except by a written instrument which (i) expressly refers to this lease, (ii) is executed by the party against whom enforcement of the change, modification, termination, discharge or waiver is sought and (iii) is permissible under all mortgages affecting the real property of which the demised premises are a part and any underlying leases.

P. Tenant expressly acknowledges that neither Landlord nor Landlord's agents has made or is making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease, and no rights, easements or licenses are or are to be acquired by Tenant by implication or otherwise unless expressly set forth in this lease.

Q. Any apportionments or prorations of rent to be made under this lease are to be computed on the basis of a 365 day year.

R. This lease is to be governed in all respects by the laws of the State of New York. Tenant hereby specifically consents to jurisdiction in the State of New York in any action or proceeding arising out of this lease and/or the use and occupation of the demised premises. If Tenant at any time after date of execution hereof or during the Term is not a New York partnership or a New York corporation or a foreign corporation qualified to do business in New York State, Tenant shall designate in writing, an agent in New York County for service under the laws of the State of New York for the entry of a personal judgment against Tenant. Tenant by notice to Landlord has the right to change such agent provided that at all times there shall be an agent in New York County for service. In the event of any revocation by Tenant of such agency, such revocation will be deemed void and have no force and effect unless and until a new agent has been designated for service and Landlord notified to such effect. If any such agency designation requires a filing in the office of the Clerk of the County of New York, same shall be promptly accomplished by Tenant, at its expense and a certified copy transmitted to Landlord.

S. If Tenant is a corporation, each person executing this lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord upon request); and that each person executing this lease on behalf of Tenant is an officer of Tenant and that he is duly authorized to execute, acknowledge and deliver this lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

T. If Tenant is a partnership (or is comprised of 2 or more persons, individually, or as joint venturers or as copartners of a partnership) or if Tenant's interest in this lease is assigned to a partnership (or to 2 or more persons, individually, or as joint venturers or as copartners of a partnership) pursuant to Articles 11 and 41 (any such partnership and such persons (except in the case of a limited partnership, only the general partners will be deemed included) are referred to in this Paragraph as "Partnership Tenant") , the following provisions of this Paragraph are to apply to such Partnership Tenant; (i) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (ii) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications, termination, discharge or surrender of this lease which may hereafter be made and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant are to be deemed given or rendered to Partnership Tenant and to all such parties and be binding upon Partnership Tenant and all parties, and

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(iv) if Partnership Tenant admits new partners, all such new partners, by their admission to Partnership Tenant, are to be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed, and (v) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord will vitiate the provisions of subdivision (iv) of this Paragraph).

U. Except for the inside surfaces of all walls, windows and doors bounding the demised premises, all of the building including exterior building walls, terraces, core corridor walls and doors and any core corridor entrance and any space in or adjacent to the demised premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the demised premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord.

V. Notices, statements, demands or other communications may be given, rendered or made on behalf of Landlord by its managing agent, which as of the date hereof is George Comfort & Sons, Inc.

W. Bills for rent and additional rent may be sent by regular mail or delivered by hand addressed to Tenant at the demised premises, attention: Kevin P. Ryan, SVP - Finance, and will be deemed received on the date the same is hand-delivered, or three (3) days after the date mailed.

X. Tenant shall have access to the demised premises twenty-four (24) hours per day, seven (7) days per week, which seven (7) day access shall be subject to Landlord's building-wide security regulations and circumstances beyond Landlord's reasonable control. Tenant understands that access to the building other than during normal business hours currently is through a single entrance, on a sign-in and identification card basis.

Y. All freight to be delivered to the demised premises will be permitted only utilizing the freight elevators and the appropriate building loading dock (and not the building lobby).

Z. Any work performed or installations made by Landlord in the demised premises pursuant to this lease (other than as a result of Tenant's failure to perform its obligations) shall be made with reasonable diligence and Landlord shall use reasonable efforts to minimize unreasonable interference with Tenant's use and occupancy of the demised premises.

AA. Except as hereinafter provided, any pipes, ducts, or conduits installed in or through the demised premises pursuant to Article 13 shall be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the demised premises. Notwithstanding the foregoing, any such pipes, ducts, or conduits may be installed at points immediately adjacent to partitioning columns or ceilings located or to be located in the demised premises, provided that the same are completely boxed and that the installation of such pipes, ducts, or conduits, when completed, shall not reduce the usable area of the demised premises beyond a de minimus amount.

BB. The payment by Tenant of fixed rent, escalation rent or any other item of rental or performance of any obligation of Tenant hereunder with knowledge of any breach by Landlord of any covenant of this lease shall not be deemed a waiver of such breach, and payment of the same by Tenant shall be without prejudice to

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Tenant's right to pursue any remedy against Landlord in this lease provided.

CC. In connection with, but only incidental to, Tenant's use of the demised premises for general and executive offices of Tenant, Tenant, at its sole cost and expense and subject to and upon compliance with all applicable Requirements and all applicable building rules and regulations, may use portions of the demised premises (i) to install one or more vending machines, micro-waive ovens, refrigerators, and one or more pantries or "dwyer" or similar units in the demised premises for the purpose of warming food, and eating facilities, for the officers, employees and business guests of Tenant (but not for use as a public restaurant or for any sales for profit); (ii) as a computer center and an electronic data processing center of Tenant; (iii) as a mailroom and messenger facility of Tenant; and (iv) as a library of Tenant; provided that, in each instance, Tenant shall obtain all permits and licenses required by and comply with any and all governmental authorities for the installation and operation thereof and such installation, operation and maintenance thereof shall comply with all the provisions of this lease, including, without limitation, Articles 3 and 42 hereof, and provided further than none of the foregoing shall impair or interfere with any building services or the proper and economic heating, cleaning, air conditioning or other servicing of the building or the demised premises. Tenant may also install, at its sole cost and expense and subject to and in compliance with the provisions of Articles 3 and 4 hereof, vending machines for the exclusive use of the officers, employees and business guests of Tenant, each of which vending machines (if it dispenses any beverages or other liquids or refrigerates) shall have a waterproof pan located thereunder, connected to a drain. It is specifically understood and agreed that Landlord shall not be obligated to furnish cleaning services to those portions of the demised premises used for storage, preparation, service or consumption of food or beverages, and Tenant shall clean and properly maintain such areas as a result of such uses.

DD. For the purposes of this Paragraph DD "essential services" means heat, access to the demised premises, base building air conditioning during the applicable months, plumbing and main electrical service(s) to the fourth (4th) floor of the building. So long as this lease is in full force and effect, if (i) Landlord fails to supply essential services to Tenant in the demised premises, (ii) Landlord has received written notice from Tenant ("Tenant's Service Notice") specifying the essential services that Tenant is not receiving which notice shall specifically direct Landlord's attention to the provisions of this Paragraph DD permitting Tenant certain abatement and performance rights under certain circumstances, (iii) Landlord has not commenced to attempt the restoration thereof within ten (10) days after receipt of Tenant's Service Notice, and (iv) Tenant cannot and does not use the demised premises or a portion thereof ("the Affected Area"), then and only in such events (a) Tenant shall thereafter be entitled to an abatement or reduction of the annual rental rate to become due under this lease on a per diem basis in the proportion in which the Affected Area bears to the total area of the demised premises for each day after such ten (10) day period until the restoration of such essential service to the Affected Area, and (b) Tenant will have the right to effectuate the restoration of the essential service if Landlord has not so commenced or is not diligently proceeding with restoration efforts after Tenant has given Landlord at least ten (10) days additional written notice of Landlord's alleged default and, in such event, Tenant may deduct the reasonable costs thereof from the next installments of the annual rental rate due hereunder provided Tenant shall first submit to Landlord receipted bills evidencing such costs. Notwithstanding anything to the contrary hereinbefore contained in this Paragraph DD, Tenant shall not have any rights hereunder if the failure to supply any essential service results or arises from, is caused by or in connection with the acts or omissions of Tenant, its employees, agents, contractors, subcontractors, subtenants, licensees or invitees, including any Tenant Changes, or if the

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failure or inability of Landlord to supply an essential service is caused by any reasons described in Article 27.

51. RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 33:

A. The sidewalks, driveways, entrances, passages, courts, lobby, esplanade areas, plazas, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the demised premises and Tenant shall not permit any of its employees, agents or invitees to congregate in any of said areas. No door mat of any kind whatsoever is to be placed or left in any public hall or outside any entry door of the demised premises.

B. No awnings or other projections are to be attached to the outside walls of the building.

C. No sign, insignia, advertisement, object, notice or other lettering are to be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or so as to be visible from the outside of the demised premises or the building. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expenses incurred in such removal to the tenant or tenants violating this rule.

D. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by Tenant and no bottles, parcels, or other articles placed on the exterior of the window sills.

E. No showcases or other articles are to be put in front of or affixed to any part of the exterior of the building, nor placed in the halls, corridors or vestibules. If the demised premises cover an entire floor, the elevator lobby in the demised premises shall be kept neat, orderly and fresh in appearance to Landlord's satisfaction.

F. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be repaired at the expense of the tenant who, or whose servants, employees, agents, visitors or licensees caused the same.

G. No tenant is to lay linoleum, or other similar floor covering, so that the same comes in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

H. No bicycles, vehicles, animals, fish or birds of any kind are to be brought into or kept in or about the premises.

I. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television which, in the reasonable judgment of Landlord, might disturb other tenants in the building, are to be made or permitted by any tenant. Nothing is to be done or permitted in the demised premises by Tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the building. No tenant is to throw anything out of the doors, windows or skylights or down the passageways.

J. Tenant, its servants, employees, agents, visitors or licensees, shall not at any time bring or keep upon the demised premises any explosive fluid, chemical or substance, nor any

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inflammable or combustible objects or materials, other than those and in quantities customarily kept at an office, such as cleaning supplies.

K. Except in those areas designated by Tenant as "security areas", additional locks or bolts of any kind which are not operable by the Grand Master Key for the building shall not be placed upon any of the doors or windows by any tenant, nor may any changes be made in locks or the mechanism thereof which make such locks inoperable by said Grand Master Key. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

L. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators as Landlord or its Agent may reasonably determine from time to time. Landlord reserves the right to inspect all objects and matter to be brought into the building and to exclude from the building all objects and matter which violate any of these Rules and Regulations or the lease of which these Rules and Regulations are a part. Landlord may require any person leaving the building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement does not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord is, in no way, liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the demised premises or the building under the provisions of this Rule 12 or of Rule 15 hereof.

M. Tenant shall not occupy or permit any portion of the demised premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of beer, wine or liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the demised premises, except those actually working for Tenant on the demised premises, nor advertise for laborers giving an address at the demised premises. Tenant shall not use the demised premises or any part thereof, or permit the demised premises or any part thereof to be used, for manufacturing, or for the sale at auction of merchandise, goods or property of any kind.

N. Landlord has the right to prohibit any advertising relating to the building or display of any identifying sign by any tenant which in Landlord's reasonable judgment tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising, or identifying sign.

O. Landlord reserves the right to exclude from the building during hours other than business hours (as defined in the foregoing lease) all persons who do not present a pass to the building signed by Landlord. All persons entering and/or leaving the building during hours other than business hours may be required to sign a register. Landlord will promptly furnish passes to persons for whom any tenant requests same in writing. Each tenant is responsible for all persons for whom such tenant requests such pass and is liable to Landlord for all acts or omissions of such persons.

P. All entrance doors in the demised premises shall be left locked by Tenant when the demised premises are not in use. Entrance doors shall not be left open at any time.

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Q. Unless Landlord furnishes electrical energy hereunder as a service included in the rent, Tenant shall, at Tenant's expense, provide artificial light and electrical energy for the employees of Landlord and/or Landlord's contractors while doing janitor service or other cleaning in the demised premises and while making repairs or alterations in the demised premises.

R. The demised premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

S. The requirements of tenants will be attended to only upon application at the office of the building. Employees of Landlord are not to perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

T. Canvassing, soliciting and peddling in the building are prohibited and each tenant shall cooperate to prevent the same.

U. There is not to be used in any space, or in the public halls of the building, either by any tenant or by jobbers or any others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require. No hand trucks are to be used in passenger elevators, and no such passenger elevators are to be used for the moving, delivery or receipt of the aforementioned articles.

V. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the demised premises which would annoy other tenants or create a public or private nuisance. No cooking is to be done in the demised premises except as is expressly permitted in this lease.

W. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the demised premises.

X. Notwithstanding anything contained in this lease to the contrary, any entrance door or doors leading from the demised premises into the public corridor shall be repaired and/or maintained by Tenant, at Tenant's sole cost and expense, including, without limitation, repair and maintenance of the enframement and mechanisms of said door(s) whether such repair or maintenance is caused by any damage by Tenant, its employees, workmen or contractors, by ordinary wear and tear or otherwise.

Y. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the building when, in its judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the building, or the preservation of good order therein, or the operation or maintenance of the building or the equipment thereof, or the comfort of tenants or others in the building. No rescission, alteration or waiver of any rule or regulation in favor of one Tenant is to operate as a rescission, alteration or waiver in favor of any other tenant.

52. <u>RENT RESTRICTIONS:</u>

If the fixed rent or any additional rent is or becomes uncollectible by virtue of any law, governmental order or regulation, or direction of any public officer or body, Tenant shall enter into such agreement or agreements and take such other action (without additional expense to Tenant) as Landlord may reasonably request, as may be legally permissible, to permit Landlord to collect the maximum fixed rent and additional rent which may, from time to time during the continuance of such legal rent restriction be legally permissible, but not in excess of the amounts of fixed rent or additional rent payable under this lease.

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Upon the termination of such legal rent restriction, (a) the fixed rent and additional rent, after such termination, shall become payable under this lease in the amount of the fixed rent and additional rent set forth in this lease for the period following such termination, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the fixed rent and additional rent which would have been paid pursuant to this lease, but for such rent restriction, less (ii) the fixed rent and additional rent paid by Tenant to Landlord during the period that such rent restriction was in effect.

53. BANKRUPTCY -- ADDENDUM TO ARTICLE 16:

A. If Tenant assumes this lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code, 11 U.S.C./ 101 et seq. (the "Bankruptcy Code") to any person or entity who makes a bona fide offer to accept an assignment of this lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's future performance under the lease, including, without limitation, the assurance referred to in section 365 (b) (3) of the Bankruptcy Code, shall be given to Landlord by Tenant not later than twenty(20) days after receipt by Tenant but in no event later than ten (10) days prior to the date that Tenant makes application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord thereupon has the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this lease.

B. If this lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and is not to constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's Property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to Landlord.

C. Any person or entity to which this lease is assigned pursuant to the provisions of the Bankruptcy Code, is deemed without further act or deed to have assumed all of the obligations arising under this lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

D. Nothing contained in this Article is, in any way, to constitute a waiver of the provisions of this lease relating to assignment. Tenant does not, by virtue of this Article, have any further rights relating to assignment other than those granted in the Bankruptcy Code.

E. Notwithstanding anything in this lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this lease, whether or not expressly denominated as rent, constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

F. The term "Tenant" as used in this Article includes any trustee, debtor in possession, receiver, custodian or other similar officer.

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54. SUBORDINATION -- ADDENDA TO ARTICLE 7:

A. The ground and underlying leases and mortgages referred to in Article 7 and this Article, to which this lease is subject and subordinate, are hereinafter sometimes called "superior leases" and "superior mortgages", respectively; the lessor of a superior lease or its successor in interest at the time referred to is hereinafter sometimes called the "lessor" of such superior lease; and the holder of a superior mortgage or its successor in interest at the time referred to is hereinafter sometimes called the "holder" of such superior mortgage. No prepayment of more than one month's installment of the fixed annual rent or additional rent shall be valid or binding upon the holder of a superior mortgage or the lessor of a superior lease unless expressly approved in writing by such holder or lessor or their respective predecessors in interest.

B. Supplementing Article 7, this lease, and all rights of Tenant hereunder, are and shall be, subject and subordinate, in all respects to all superior mortgages (including the "Leasehold Mortgage" and the "Fee Mortgage", both as hereinafter defined) now or hereafter made covering the land, the building and the liens created thereby and to each and every advance made or hereafter to be made under all superior mortgages, and to all renewals, modifications, spreaders, consolidations, replacements and extensions thereof, including any increases in the principal sums secured thereby, and any increases in the rate of interest provided therein, and to each and all of the rights of the respective holders of the superior mortgages. This Paragraph is self-operative and no further instrument of subordination is required. In confirmation of such subordination, Tenant agrees promptly to execute and deliver any certificate that any such superior mortgagee may reasonably request at no cost to Tenant.

C. If the lessor of a superior lease (including "Overlandlord" as hereinafter defined) or the holder of a superior mortgage (including the "Leasehold Mortgagee" and the "Fee Mortgagee", both as hereinafter defined) shall succeed to Landlord's estate in the building or the rights of Landlord under this lease, whether through possession or foreclosure action or delivery of a new lease or a deed or otherwise, including enforcement by such lessor or holder of the remedies provided by law or by the superior lease or superior mortgage, then at the election of such party so succeeding to Landlord's rights (herein sometimes called 'successor landlord"), Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this lease to the same extent and in the same manner as if this lease was a direct lease between such successor landlord and Tenant, except that such successor landlord, whether or not it succeeds to the interest of Landlord under this lease, is not (i) to have any liability for refusal or failure to perform or complete any work required to be performed by Landlord under this lease or any work letter annexed hereto, to prepare the demised premises for occupancy in accordance with the provisions of this lease, (ii) to be liable for any act, omission or default of any prior landlord under this lease, (iii) to be subject to any offsets, claims or defenses which have heretofore accrued to Tenant against any prior landlord under this lease, or (iv) to be bound by any cancellation, abridgement, surrender, modification or amendment of this lease, entered into without the prior written consent of such successor landlord. Tenant shall promptly execute and deliver any instrument in recordable form that such successor landlord may reasonably request at no cost to Tenant to evidence such attornment. The foregoing is self-operative. Tenant hereby waives any right Tenant may have under any present or future law to terminate this lease or surrender the demised premises by reason of the institution of any proceeding to terminate a superior lease or action to foreclose a superior mortgage and this lease is not to be affected by any such proceeding or action unless and until the lessor of the superior lease, or holder of the superior mortgage, elects in such proceeding or action to terminate this lease. Nothing contained

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herein will be deemed to impair any right, privilege or option of any lessor of a superior lease or holder of a superior mortgage.

D. Supplementing Article 7, this lease, and all rights of Tenant hereunder, are and shall be subject and subordinate, in all respects, to that certain lease dated June 3, 1965, made by Bankers Trust Company, as Trustee, to Sally Nadel, as modified, amended and assigned (collectively the "Ground Lease") and to all modifications thereof, and to each and all of the rights of the landlord thereunder (hereinafter, the "Overlandlord"). This Paragraph shall be self-operative and no further instrument of subordination shall be required. For purposes hereof, the term "Overlandlord" shall mean the landlord under the Ground Lease. In confirmation of such subordination, Tenant shall promptly execute and deliver any certificate that Overlandlord may reasonably request at no expense to Tenant.

E. Supplementing Article 7, this lease, and all rights of Tenant hereunder, are and shall be subject and subordinate, in all respects to (i) the mortgage dated June 15, 1993, between 200 Madison Associates, L.P., as mortgagor, and BA Properties, Inc., as mortgagee (the "Leasehold Mortgage"), (ii) the mortgage dated as of March 13, 1994 between 200 Madison Associates, L.P., as mortgagor, and Goshen Investments Limited, as mortgagee (the "Fee Mortgage"), and the liens created or continued thereby and to each and every advance made or hereafter to be made under the Leasehold Mortgage and the Fee Mortgage, and to all renewals, modifications, spreaders, consolidations, replacements and extensions thereof, including any increases in the principal sums secured thereby, and any increases in the rates of interest provided therein, and to each and all of the rights of the mortgagees thereunder. This Paragraph shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any certificate that the holder of the Leasehold Mortgage or the holder of the Fee Mortgage or both may reasonably request at no expense to Tenant.

F. Notwithstanding anything to the contrary hereinabove contained in this lease, the subordination of this lease to superior mortgages and superior leases pursuant to Paragraphs D and E above is conditional upon Landlord obtaining non-disturbance agreements for the benefit of Tenant from the current holder of the Leasehold Mortgage, the current holder of the Fee Mortgage and the current Overlandlord and from future holders of superior mortgages and from future lessors of superior leases. For purposes of this Article 54, "non-disturbance agreement" means an agreement, in form and substance customarily adopted by the holder of the mortgage (or, in the case of a non-institutional lender, an agreement in form and substance reasonably satisfactory to Tenant and Tenant's counsel), which provides, among other things, that so long as Tenant is not in default in the payment of rent or additional rent or in the performance of any other covenant or condition of this lease, (i) its rights as Tenant hereunder shall not be affected or terminated, (ii) its possession of the demised premises shall not be disturbed, (iii) no action or proceeding shall be commenced to remove or evict Tenant, and (iv) this lease shall continue in full force and effect notwithstanding (a) the foreclosure of the applicable mortgage, or (b) the termination of the Ground Lease by the Overlandlord, prior to the expiration or termination of this lease.

G. If, in connection with obtaining financing or refinancing for the building, a mortgagee or prospective mortgagee requests modifications to this lease as a condition to such financing or refinancing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or lessen the rights of Tenant hereunder. A requirement that the consent of any such lender be given for any modification of this lease or for any assignment or sublease is not to be deemed to increase the obligations of Tenant or lessen the rights of Tenant, provided such

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lender shall be obligated to not unreasonably withhold or delay such consent.

H. Landlord represents and Tenant understands and acknowledges that (i) 200 Madison Associates, L.P. owns the fee interest in the land upon which the building is built and is the ground lessee under the Ground Lease covering the same, (ii) such fee ownership and leasehold interest have not been merged, and (iii) this lease is being entered into by 200 Madison Associates, L.P. solely in its capacity as ground lessee under the Ground Lease.

I. From time to time, within fourteen (14) days next following written request by Tenant but not more frequently than twice in any calendar year, Landlord shall deliver to Tenant a written statement executed by Landlord (i) stating that this lease is then in full force and effect and has not been modified (or if modified, stating the modifications), (ii) setting forth the date to which the fixed rent and additional rent have been paid, and (iii) stating whether or not, to the actual knowledge of Landlord, Tenant is in default under this lease, and, if Tenant is in default, setting forth the nature of such defaults known to Landlord.

55. RENT:

A. The fixed annual rent shall be as follows:

(i) for the period commencing on January 1, 1995 to and including December 31, 1996, inclusive, NINE HUNDRED EIGHTY-NINE THOUSAND SIX HUNDRED SEVENTY and 00/100 ($989,670.00) DOLLARS per annum;

(ii) for the period commencing January 1, 1997 to and including December 31, 1999 inclusive, ONE MILLION SEVENTY-NINE THOUSAND SIX HUNDRED FORTY and 00/100 ($1,079,640.00) DOLLARS per annum;

(iii) for the period commencing on January 1, 2000 to and including December 31, 2002 inclusive, ONE MILLION ONE HUNDRED FORTY-SEVEN THOUSAND ONE HUNDRED SEVENTEEN and 50/100 ($1,147,117.50) DOLLARS per annum; and

(iv) for the period commencing January 1, 2003 to and including December 31, 2005, inclusive, ONE MILLION TWO HUNDRED FOURTEEN THOUSAND FIVE HUNDRED NINETY-FIVE and 00/100 ($1,214,595.00) DOLLARS per annum.

B. So long as Tenant has duly kept and performed all the provisions, agreements, covenants, conditions and terms to be kept and performed under this lease, Tenant shall be entitled to a credit against the installments of the fixed annual rent for the second through the twelfth calendar months of the Term only, in the aggregate amount of $907,197.50 which credit shall be applied in equal installments at the rate of $82,472.50 per month commencing from the second month of the Term to and including the twelfth month of the Term. All other terms and conditions of this lease, shall be in full force and effect during such period.

C. All sums other than fixed annual rent payable by Tenant under this lease shall be deemed additional rent and shall be payable on demand unless other payment dates are hereinbefore provided. Landlord shall have the same rights and remedies (including, without limitation, the right to commence a summary proceeding) for a default in the payment of additional rent as for a default in the payment of fixed annual rent notwithstanding the fact that Tenant may not then also be in default in the payment of fixed annual rent.

D. All payments of fixed annual rent and additional rent to be made by Tenant pursuant to this lease shall be made by checks drawn upon a United States bank and clearing in the United States. PLEASE INIT.

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E. Unless Landlord shall otherwise expressly agree in writing, acceptance of fixed annual rent or additional rent from anyone other than Tenant shall not relieve Tenant of any of its obligations under this lease, including the obligation to pay fixed annual rent and additional rent. Furthermore, such acceptance of fixed annual rent or additional rent shall not be deemed to constitute Landlord's consent to an assignment of this lease or a subletting or other occupancy of the demised premises by anyone other than Tenant, nor a waiver of any of Landlord's rights or Tenant's obligations under this lease.

F. Landlord's failure to timely bill all or any portion of any amount payable pursuant to this lease for any period during the Term shall neither constitute a waiver of Landlord's right to ultimately collect such amount or to bill Tenant at any subsequent time retroactively for the entire amount so unbilled, which previously unbilled amount shall be payable within thirty (30) days after being so billed. Notwithstanding the foregoing, Tenant will have no obligation to pay amounts payable pursuant to Articles 39 or 40 that have not been billed within thirty (30) months after the end of the Tax Year or Escalation Year, as the case may be, with respect to which such amount was payable.

56. OPTION TO EXTEND:

A. So long as Tenant is occupying the entire demised premises, Tenant may elect to extend the Term for one (1) additional period of five (5) years commencing on January 1, 2006 and ending December 31, 2010, unless sooner terminated pursuant to any of the terms, conditions or covenants of this lease or pursuant to law (the "Extension Term") provided that:

(i) Tenant shall give Landlord notice by certified or registered mail, return receipt requested (hereinafter called the "Extension Notice") of its election to extend the Term not later than December 31, 2004, time being of the essence, and

(ii) Tenant is not in default under this lease beyond any applicable notice or grace period as of the time of the giving of the Extension Notice and on the commencement date of the Extension Term.

B. (i) The fixed annual rent payable by Tenant to Landlord during the Extension Term is to be a sum equal to 95% of the fair market rent for the demised premises determined as of July 1, 2005 (such date is hereinafter called the "Determination Date") and which determination shall be made within a reasonable period of time after the occurrence of the Determination Date pursuant to the provisions of Paragraph C hereof, but such fixed annual rent shall in no event be less than the fixed annual rent in effect under this lease for the last month of the initial Term hereof (without giving effect to any temporary abatement of fixed annual rent under the provisions of Article 9 or any other Article of this lease).

(ii) For the purposes hereof, fair market rent means such rent as a lessor ready, willing and able to lease the demised premises would accept, and a lessee ready, willing and able to lease the demised premises would pay, taking into account:

(a) the fact that the Base Tax Period and the Base Operating Expenses provided herein shall not be updated in each case to the calendar year in which the renewal term begins for the purpose of calculating the escalation rent which payments shall continue to be made during the renewal term;

(b) the fact that Tenant shall have no further right to renew this lease, as opposed to the renewal options generally being offered to new tenants in similar midtown buildings;

(c) the fact that Landlord shall not be obligated to perform any work in the demised premises to prepare the same for

Tenant's occupancy, nor shall Tenant be entitled to any Tenant improvement allowance, nor shall Tenant be given any free rent period (if such concessions are then generally being given by owners of comparable midtown buildings), but including the fact of then existing improvements and condition of the demised premises; and

(d) the fact that Landlord is obligated to pay a brokerage commission with respect to the renewal term.

C. (i) Landlord and Tenant will endeavor to agree as to the amount of the fair market rent for the demised premises pursuant to the provisions of Paragraph B hereof, during the thirty (30) day period following the Determination Date. In the event that Landlord and Tenant cannot agree as to the amount of the fair market rent within such thirty (30) day period following the Determination Date, then Landlord or Tenant may initiate the appraisal process provided for herein by giving notice to that effect to the other within fifteen (15) days after the end of such thirty (30) day period, and the party so initiating the appraisal process (such party hereinafter called the "Initiating Party") shall specify in such notice the name and address of the person designated to act as an arbitrator on its behalf. Within thirty (30) days after the designation of such arbitrator, the other party (hereinafter called the "Other Party") shall give notice to the Initiating Party specifying the name and address of the person designated to act as an arbitrator on its behalf. If the Other Party fails to notify the Initiating Party of the appointment of its arbitrator within the time above specified, then the appointment of the second arbitrator is to be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and if, within sixty (60) days after the second arbitrator is appointed, the two arbitrators fail to agree, they shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within thirty (30) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or organization successor thereto) in New York City in accordance with its rules then prevailing.

(ii) Each party agrees to pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys fees, witness fees and similar expenses of the parties which are to be borne separately by each of the parties) of the arbitration are to be borne by the parties equally.

(iii) The majority of the arbitrators shall determine the fair market rent of the demised premises and render a written report of their determination to both Landlord and Tenant within sixty (60) days of the appointment of the first two arbitrators or sixty (60) days from the appointment of the third arbitrator if such third arbitrator is appointed pursuant to this Paragraph; and the fair market rent, so determined, shall be applied to determine the fixed annual rent pursuant to Paragraph B hereof. In determining the fair market rent, all arbitrators shall use as a basis of comparison the then rental rates for leases then being entered into for comparable space (taking into account the then-current condition of the demised premises and the improvements therein, however, with only normal wear and tear) in comparable mid-Manhattan office buildings.

(iv) Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing and renting of office space in comparable office buildings in mid-Manhattan.

(v) If Landlord notifies Tenant that the fixed annual rent for the Extension Term shall be equal to the fixed annual rent in effect under this lease for the last month of the initial Term (without giving

effect to any temporary abatement thereof), then the provisions of Paragraph C(i) will be inapplicable and have no force or effect.

(vi) In the event Landlord or Tenant initiates the appraisal process and as of the commencement date of the Extension Term the amount of the fair market rent has not been determined, Tenant shall continue to pay the fixed rent and additional rent in effect under this lease for the last month of the initial Term and when such determination has been made, an appropriate retroactive adjustment in the fixed rent shall be made as of the commencement date of the Extension Term.

D. All of the same terms, conditions, covenants and agreements contained in this lease are to continue in full force and effect during the Extension Term, including Articles 39 and 40 hereof, except (i) as provided in Paragraphs A and B of this Article, (ii) Tenant will have no further right to extend or renew the Term and this Article will be deemed deleted, (iii) Tenant agrees to accept the demised premises in their condition existing as of the commencement date of the Extension Term, (iv) Exhibit C and Articles 49, 55B and 58 will be deemed deleted and there is to be no Landlord's Contribution or rent concession.

E. If Tenant does not duly and timely give the Extension Notice pursuant to the provisions of Paragraph A hereof, this Article will have no force or effect and be deemed deleted from this lease and Tenant's option deemed waived.

F. If this lease is extended for the Extension Term, then Landlord and Tenant agree to execute, acknowledge and deliver an instrument confirming the exercise of Tenant's right to extend the Term, the last day of the extension Term and setting forth the fixed annual rental for the Extension Term, as finally determined, but failure to do so will not affect the respective rights and obligations of the parties.

G. If Tenant exercises its right to extend the Term for the Extension Term pursuant to this Article, the phrases "the term of this lease" or "the term hereof" or "the Term" as used in this lease, are to be construed to include, when practicable, the Extension Term.

57. <u>OPTION TO EXPAND:</u>

A. For purposes of this Article, office space on a partial floor or an entire floor between and including floors 2 through 6 (collectively, "Expansion Space") is deemed "Available" only if (i) the then existing tenant thereof has not exercised an option to renew or extend the term of its lease and the time by which such tenant may exercise such option has elapsed, (ii) the then existing occupant thereof is not negotiating with Landlord for a lease of such Expansion Space, and (iii) all other tenants in the building who may have rights with respect to the Expansion Space in question which preexist this lease shall fail to exercise them within the applicable time period under the applicable lease.

B. Tenant's rights under this Article exist only if and so long as (i) Tenant shall not be in material or monetary default under this lease after having received notice thereof, (ii) there are at least thirty-six (36) months remaining in the initial Term (or, if Tenant has duly and timely exercised its option pursuant to Article 56, at least thirty-six (36) remaining in the Extension Term), and (iii) Tenant exercises such rights in the manner and within the applicable time period set forth in Paragraph C hereinbelow.

C. Subject to the provisions of Paragraphs A and B above, Landlord agrees, during the first ten (10) years of the Term (or if Tenant has duly and timely exercised its option pursuant to Article 56 then during the period ending on the last day of the twenty-fourth (24th) calendar month of the Extension Term) to notify Tenant in writing of all Available Expansion Space ("Available Space") and to include therein the rental, additional rental, base periods for whatever escalation provisions are included and other basic monetary terms and conditions of the proposed letting as determined by Landlord in good faith (such notice from Landlord being hereinafter an "Availability Notice"). Tenant has the option to lease such Available Space upon and subject to the same monetary terms and conditions as contained in such Availability Notice, except that with respect to Available Space on only the third (3rd) and fifth (5th) floors (the "3rd and 5th floors") the fixed annual rent for such Available Space is to be as set forth in Paragraph E (v) below. In the event that Landlord and Tenant cannot agree as to the fair market rent for the 3rd and 5th floors, the fair market rent will be determined pursuant to the procedure and upon and subject to the terms and conditions for the determination of fair market rent set forth in Paragraphs 56B (ii) (a), (c) and (d) and 56C (i) through (iv) inclusive (except as set forth in Paragraph E below), and with a term commencing on the date upon which such Available Space is available for occupancy by Tenant after the Availability Notice and expiring co-terminously with this lease. Tenant has fifteen (15) days after receipt by Tenant of the Availability Notice to exercise its option to lease such Available Space, which option shall be exercised by written notice to Landlord by registered mail, return receipt requested or recognized overnight courier. If Tenant exercises such option as hereinabove set forth, then it shall, within twenty (20) business days after submission to it of a suitable amendment to this lease, execute such amendment to this lease and return it to Landlord. If Tenant fails to exercise its option to lease the Available Space within the applicable fifteen (15) day period, or does not execute and deliver such amendment within the applicable twenty (20) business day period, time being of the essence in both instances, then Landlord is free to offer and lease the Available Space set forth in the Availability Notice to any other party, upon the terms and conditions wholly satisfactory to Landlord and this Article with respect to such Available Space will be null and void and of no further force nor effect whatsoever. Tenant has no right to lease less than all of the Available Space set forth in the Availability Notice.

D. Any Available Space leased under this Article is to be deemed part of the demised premises, in its "as is" condition upon the date vacant possession thereof is available to Tenant and upon and subject to all the then applicable terms and conditions of this lease (except as otherwise specified in this Article), except that: (i) the rentable area of such Available Space shall be as set forth in the Availability Notice, (ii) Articles 49 (including Landlord's Contribution), 55B, 58 and Exhibit C of this lease do not apply to any Available Space (unless otherwise specifically set forth in the Availability Notice, in Landlord's sole discretion), and (iii) Tenant's Proportionate Share as defined in Articles 39 and 40 shall be increased by a percentage as Landlord reasonably attributes to the Available Space (based upon rentable square feet).

E. The provisions of Paragraphs 56B(ii) and 56C(i) through (iv) inclusive, relating to the fixed annual rent and the determination of the fair market rent, for the purposes of determining the fixed annual rent of Available Space on the 3rd and 5th floors to be added to the demised premises, are to be changed as follows:

(i) The parties agree to exercise good faith efforts to attempt to agree on the fair market rent promptly after Tenant exercises its option to lease the Available Space;

(ii) If Landlord and Tenant cannot agree on the fair market rent within thirty (30) days after Tenant exercises its

option to lease the Available Space, they each shall select an arbitrator no later than forty-five (45) days after Tenant exercises its option to lease the Available Space;

(iii) If Landlord's arbitrator and Tenant's arbitrator cannot reach an agreement within fifteen (15) days after their designation, then within five (5) days after the expiration of such fifteen (15) day period, they shall designate a third arbitrator.

(iv) For the purposes of this Article, Determination Date as used in Paragraph 56C(i) means the date Tenant exercised its option to lease the Available Space.

(v) The fixed annual rent shall be equal to the fair market rent for the Available Space, as of the date the Available Space is to be added to the demised premises, but such fixed annual rent shall in no event be less than the fixed annual rental rate per rentable square foot used to calculate the fixed annual rent for the premises originally demised to Tenant under this lease as increased and in effect as of the date the Available Space is to be added to the demised premises and subject to the same percentage increases in fixed annual rental and on the same dates as the increases in the fixed annual rent for the premises originally demised to Tenant under this lease as more particularly set forth in Article 55A.

(vi) If the effective date of the addition of the Available Space to the demised premises occurs before the fixed annual rent therefor is determined, then the amount to be paid by Tenant on account of fixed annual rent until such determination is made shall be at the fixed annual rental rate per rentable square foot then in effect as of the date the Available Space is added to the demised premises, for the premises originally demised under this lease. After such determination has been made, an appropriate retroactive adjustment in the fixed rent shall be made as of the date the Available Space is added to the demised premises.

F. The fifth (5th) floor in the building is or is about to be leased to a new tenant. Accordingly, any and all rights of Tenant under this Article are subject and subordinate to the rights of such new tenant under its lease and the right of Landlord to extend or renew such lease in the future.

58. LANDLORD'S WORK:

A. Landlord agrees, at Landlord's expense, except as otherwise provided in this lease and Exhibit C, to make and complete the changes, improvements and alterations set forth on Exhibit C, all of which are to be of a material, design, capacity, finish and color of the standard adopted by Landlord for the building, in and to the demised premises ("Landlord's Base Building Work").

B. Landlord agrees that all public areas of the building will be in compliance with the requirements of the ADA as of the Commencement Date.

C. Promptly after written request from Tenant, Landlord agrees to have the demised premises thoroughly cleaned at Landlord's expense once prior to and once immediately following Tenant's initial move into the demised premises.

D. It is understood and agreed that Landlord shall upgrade the building's main lobby and elevators as more particularly set forth on Exhibit E.

E. With respect to the work required to be performed by Landlord pursuant to paragraphs (f), (i), (l), (m) and (o) of Exhibit C (the "Option Work"), Landlord will furnish to Tenant a schedule showing Landlord's cost to perform the Option Work, and Tenant shall have the right within five (5) days thereafter to advise Landlord in writing whether Tenant elects to perform the

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Option Work as part of Tenant's Initial Installation, in which event Landlord shall not be obligated to perform the same and Tenant shall be entitled to a credit against future installments of the annual rental rate under this lease equal to the cost for the Option Work as shown on the schedule submitted by Landlord that Tenant has so elected to perform. In the event Landlord does not duly and timely receive such an election by and from Tenant, Landlord will perform such work and the rights of Tenant under this Paragraph E shall be deemed waived, null and void.

F. (i) Landlord agrees (a) to substantially complete the demolition work required to be performed by Landlord pursuant to Exhibit C on or before January 10, 1995, and (b) subject to the provisions of paragraph E above, to commence the balance of Landlord's Base Building Work on or before March 1, 1995 and to proceed diligently thereafter.

(ii) If Landlord shall not meet such deadlines as provided in subparagraph (i) above, other than as a result of or arising from the acts or omissions of Tenant, its officers, employees, agents, contractors or subcontractors, or for reasons beyond Landlord's reasonable control, then and only in such events Tenant shall have the right, after five (5) days prior written notice to Landlord in the case of Paragraph F(i)(a) above or one (1) day's prior written notice to Landlord in the case of Paragraph F(i)(b) above, to complete the respective unfinished balance of Landlord's Base Building Work and deduct the reasonable costs thereof from the next installments of the fixed rent payable under this lease, provided Tenant shall first submit to Landlord receipted bills evidencing such costs.

(iii) If Landlord shall not have completed Landlord's Base Building Work (subject to paragraph E above), on or before May 1, 1995 other than as a result of or arising from the acts or omissions of Tenant, its officers, employees, agents, contractors or subcontractors, or for any reason described in Article 27, then and only in such events Tenant shall have the right (a) after one (1) day's prior written notice to Landlord to complete the unfinished balance of Landlord's Base Building Work and deduct the reasonable costs thereof from the future installments of the fixed rent payable under this lease, provided Tenant shall first submit to Landlord receipted bills evidencing such costs, and (b) for each day after May 1, 1995 that Landlord does not substantially complete the balance of Landlord's Base Building Work (except for the reasons provided above) or that Tenant working as diligently as reasonably possible does not substantially complete the balance of Landlord's Base Building Work (except for the reasons provided above) in the event Tenant has elected to exercise its right under (iii)(a) above, then and only in such events Tenant shall be entitled to an abatement of one day of fixed rent for each day until the substantial completion of Landlord's Base Building Work, provided, however, in no event will such abatement continue on or after the date that Tenant takes occupancy of all or a majority of the demised premises to conduct any business therein.

59. <u>SATELLITE DISH/ANTENNA</u>

A. Tenant, at its sole cost and expense, may, subject to all laws, ordinances, statutes, rules and regulations of all governmental authorities having jurisdiction thereof, and further subject to all the terms, conditions, provisions and agreements contained in this lease, erect, maintain and operate a satellite dish/antenna (the "Antenna") and the related equipment on a portion of the rooftop of the building. The size, location, mounting and configuration of the Antenna shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Tenant's use of the rooftop of the building is a non-exclusive use and Landlord may permit the use of any other portion of the roof to any other person, firm or corporation for any use including the installation of other antennas and support equipment.

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B. Tenant shall have access to the rooftop of the building upon prior reasonable request of Landlord for the purpose of installing, servicing, removing or repairing the Antenna and the related equipment.

C. Tenant agrees to promptly and faithfully obey, observe and comply with all laws, ordinances, regulations, requirements and rules of all duly constituted public authorities in any manner affecting or relating to Tenant's use of the roof and to the installation, removal, repair, maintenance and operation of any support structures and the Antenna and related equipment (electrical or other) erected or installed by Tenant pursuant to the provisions of this Article. Tenant shall secure all permits and licenses required for the construction, installation, erection, use, maintenance and operation of the Antenna and any support structures and related equipment erected or installed by Tenant pursuant to the provisions of this Article, including, without limitation, any approval, license or permit required from the Federal Communications Commission.

D. Tenant agrees that Tenant will pay for all electrical service required for Tenant's use of the Antenna and related equipment erected or installed by Tenant pursuant to the provisions of this Article.

E. Tenant shall be solely responsible for all maintenance and repairs of the rooftop areas below the Antenna. Tenant shall promptly repair any and all damage to the rooftop of the building and to any other part of the building caused by or resulting from the installation, use, maintenance, repair, operation or removal of the Antenna, support structures and related equipment erected or installed by Tenant pursuant to the provisions of this Article. All work performed by Tenant to the roof shall be performed only after prior notice to Landlord and in accordance with Landlord's reasonable instructions, rules and regulations. Tenant shall be fully responsible to insure that the roof of the building is and remains watertight throughout the Term if Tenant does any work or causes any damage to the roof of the building.

F. Tenant agrees that Landlord is not required to provide any services whatsoever to the rooftop of the building or with respect to the Antenna.

G. Tenant covenants and agrees that the use and operation of all installations made by Tenant on the rooftop of the building or in any other part of the building pursuant to the provisions of this Article shall be at the sole risk of Tenant and neither Landlord nor Landlord's agents or employees shall be liable for any damage or injury thereto caused in any manner unless the same shall proximately result from the negligence or wilful misconduct of Landlord, its agents and employees. Tenant further covenants and agrees that the Antenna, the support structures and any related equipment erected or installed by Tenant pursuant to the provisions of this Article shall be erected, installed, repaired, removed, maintained and operated by Tenant at the sole cost and expense of Tenant and without charge, cost or expense to Landlord.

H. Tenant shall, and does hereby indemnify and save harmless Landlord from and against: (i) any and all claims, demands, damages, expenses (including, without limitation reasonable attorneys' fees and expenses) or losses by reason of any liens, orders, claims or charges resulting from any work done, or materials or supplies furnished, in connection with the fabrication, erection, installation, maintenance and operation of the Antenna, support structures and any related equipment used, maintained or installed by Tenant pursuant to the provisions of this Article; and (ii) any and all claims, costs, demands, expenses (including, without limitation, reasonable attorneys' fees and expenses), fees or suits arising out of accidents, damage, injury or loss to any and all persons and property, or either, whomsoever or whatsoever resulting from or arising in connection with the use,

PLEASE INI.
TENANT
LANDLORD

erection, installation, maintenance, operation, removal and repair of the Antenna, support structures and related equipment.

I. All costs and expenses, including, without limitation, the cost of electrical service supply lines to make operable the Antenna and related equipment used, erected or installed by Tenant pursuant to the provisions of this Article or related to or connected with the use, erection, installation, maintenance, repair and operation of the Antenna and related equipment erected or installed by the Tenant pursuant to the provisions of this Article shall be paid by Tenant without cost, charge or expense to Landlord.

J. Tenant covenants and agrees that all work and installations to be done and made by Tenant pursuant to the provisions of this Article shall be done and made in compliance with all applicable law, ordinances, regulations, requirements and rules of all governmental authorities having jurisdiction thereof, and in accordance with the terms, covenants, conditions and provisions of this lease. All plans and specifications of Tenant's work and installations to be done and made by Tenant pursuant to the provisions of this Article shall be subject to the prior approval of Landlord which approval shall not be unreasonably withheld or delayed, and shall be further subject to inspection and reasonable supervision by Landlord; provided, however, that nothing herein contained, including, without limitation, Landlord's approval, inspection and supervision thereof, shall be deemed to create any liability on the part of Landlord with respect to the design, specifications or installation of the Antenna.

K. The Antenna, support structures and related equipment used, maintained or installed by Tenant pursuant to the provisions of this Article shall be Tenant's personal property, shall be maintained and kept in good repair by Tenant and, upon Landlord's request at the expiration of the Term or upon earlier termination, shall be removed by Tenant and Tenant shall repair any damage to the rooftop of the building, or any other portion or portions of the building caused by or resulting from said removal.

L. The installation of any electrical lines and equipment in connection with the installation and operation of the Antenna shall be subject to the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. Such electrical equipment shall be Tenant's personal property and shall be maintained and kept in good repair by Tenant. Upon the expiration of the Term or upon earlier termination, if Landlord so directs by written notice to Tenant, Tenant shall promptly remove the electrical equipment as designated in such notice and Tenant shall repair any damage to the rooftop of the building or to any other portion or portions of the building caused by or resulting from such removal by Tenant.

M. Tenant covenants and agrees that the electrical equipment to be used or installed by Tenant shall not interfere with or adversely affect any equipment, installations, lines or machinery of the building or any other tenant of the building. All installations shall be performed in compliance with all laws, ordinances, regulations, requirements and rules of all duly constituted public authorities having jurisdiction with respect thereto and, further, in accordance with the terms, covenants, conditions and provisions of this lease. All installations shall be subject to inspection and reasonable supervision by Landlord.

N. The installation or removal of the Antenna by Tenant may be performed only upon not less than thirty (30) days notice to Landlord. Tenant shall not commence any installation unless and until Landlord has been furnished with plans and specifications for the Antenna as set forth in Article 42 hereof and insurance policies as provided in this lease.

O. Upon thirty (30) days prior notice to Tenant, Landlord may require Tenant to relocate the Antenna to another area of the

PLEASE INIT.
TENANT
LANDLORD

building, or Landlord may require Tenant to temporarily remove the Antenna in connection with the replacement or repair of the roof top of the building and such relocation or removal shall be performed at Tenant's sole cost and expense. Landlord shall have no liability to Tenant for any injury or damage to the Antenna or interruption of service in connection with any relocation or removal.

60. BUILDING DIRECTORY

So long as this lease is in effect, Tenant shall have the right to not more than Tenant's Proportionate Share of the capacity of listings on the lobby directory of the building. The listing of one or more names of persons other than Tenant on such lobby directory shall not be construed as a consent by Landlord to an assignment or a subletting by Tenant to such person or persons. Only initial listings will be provided by Landlord without charge to Tenant.

61. SIGNAGE

Tenant, at Tenant's sole cost and expense, shall have the right, during the Term, to furnish and install signage on the walls of the floor containing the demised premises, subject to the following terms and conditions. Tenant shall pay the entire cost of such signage and the entire cost of the installation, maintenance, repair and replacement thereof and the entire cost of all necessary permits therefor. Upon the expiration or other termination of the Term, Tenant, at Tenant's expense, shall promptly remove such signage and repair all damage and injury caused by such removal.

62. CLEANING SPECIFICATIONS

Attached hereto as Exhibit D is a copy of the current building standard cleaning specifications presently in effect in the building. Landlord expressly reserves the right to change the building standard cleaning specifications at any time and from time to time during the term of this lease, provided, however, Landlord agrees to maintain cleaning in the building comparable to other similar office buildings located in midtown Manhattan, consistent with sound management practices.

PLEASE INITIAL

TENANT

LANDLORD

EXHIBIT A

FLOOR PLAN

ALL CONDITIONS APPROXIMATE



400
35TH Street
Madison Avenue

200 Madison Avenue

George Comfort & Sons, Inc.
200 Madison Avenue New York, NY 10016

Floor 4

Prepared by Planimetron
Oct 1, 1992

ALL AREAS, DIMENSIONS &
CONDITIONS ARE APPROXIMATE

EXHIBIT B

CERTIFICATE OF OCCUPANCY

3-20-92 [illegible]
Date

DEPARTMENT OF BUILDINGS

BOROUGH OF [illegible], THE CITY OF NEW YORK

Date July 2[illegible], 1978 No. 72250

CERTIFICATE OF OCCUPANCY

NO CHANGES OF USE OR OCCUPANCY NOT CONSISTENT WITH THIS CERTIFICATE SHALL BE MADE UNLESS FIRST APPROVED BY THE BOROUGH SUPERINTENDENT

This certificate supersedes C.O. No. 29515

THIS CERTIFIES that the [illegible] building [illegible] located at 200-214 Madison Avenue Block 869 Lot 14

That the zoning lot and premises above referred to are situated, bounded and described as follows:

BEGINNING at a point on the northeast corner [illegible] formed by the intersection of Madison Avenue and East 35th Street

running thence north 137'-6" feet; thence east 120' feet

thence south 60'-0", e. 95'-0" feet; thence east 25' feet

running thence [illegible] feet; thence east 125' feet

to the point or place of beginning, conforms substantially to the approved plans and specifications, and to the requirements of the Building Code, the Zoning Resolution and all other laws and ordinances, and of the rules of the Board of Standards and Appeals, applicable to a building of its class and kind at the time the permit was issued; and [illegible]

CERTIFIES FURTHER that, any provisions of Section [illegible] of the New York Charter have been complied with as certified by a report of the Fire Commissioner to the Borough Superintendent.

[illegible] Alt. No.— 63-1977 Construction classification— [illegible]

Occupancy classification— Commercial Height 9 & 25 [illegible] stories, [illegible] feet

Date of completion— July 20, 1978 Located in C 5-2 [illegible]

at time of issuance of permit.

This certificate is issued subject to the limitations hereinafter specified and to the following resolutions of the Board of Standards and Appeals: and The City Planning Commission: [illegible]

PERMISSIBLE USE AND OCCUPANCY

Off-Street Parking Spaces [illegible]

Off-Street Loading Berths [illegible]

STORY	LIVE LOADS Lbs. per Sq. Ft.	MAXIMUM NO. OF PERSONS PERMITTED	USE
	9th Story Portion		
Cel.	On Ground	125	Showroom, Use Group 10, Offices, Use Group 6, storerooms and mechanical.
1st	120	150	Stores, Use Group 6.
Mezz.	50	15	Offices.
2nd to 7th incl.	50 each	70 high	Offices on each story.
8th	50	50	Offices, Use Group 6.
9th	75	15	Offices, Use Group 6.
	25th Story Portion		
Cel.	On Ground	125	Showroom, Use Group 10, Offices, Use Group 6, storerooms and mechanical.
1st	120	150	Stores.
Mezz.	50	15	Offices.
2nd	175	75	Showrooms.
3rd to 7th incl.	120 each	75 each	Showrooms on each story.
8th	175	200	Showrooms, Use Group 10.
9th	120	75	Showrooms.
10th to 25th incl.	120 each	75 each	Showrooms on each story.
Roof	40		
		NOTE:	This is an AMENDED Certificate of Occupancy for change of use on cellar, mezzanine and 8th and 9th floors. FIRE DEPARTMENT APPROVALS: Standpipe System-April 22, 1942. Sprinkler System-April 22, 1942.

PLEASE INITIAL

TENANT [initials]

LANDLORD

EXHIBIT C

LANDLORD'S WORK

a) Demolish existing installation in the demised premises in accordance with Tenant's demolition plans, which have been prepared by and at the expense of Tenant and delivered to Landlord. Demolition to include the removal of any unused pipes, conduit and wires;

b) Provide "Class E" service pursuant to Local Law 5 of 1973 as heretofore amended ("Local Law 5") to a single location in the demised premises for Tenant connection at Tenant's expense;

c) Renovate the one (1) existing men's lavatory and the one (1) existing women's lavatory, both of which are to comply with the existing requirements of the ADA, similar to the main general employee lavatories on the third (3rd) floor;

d) Provide and install 120 tons of condenser water cooled air conditioning machinery (the "base building air conditioning"); distribution, duct work and hook-up (except as hereinafter provided) to be part of Tenant's Initial Installation to be performed by Tenant. For the purposes of this section d "install" shall mean the machine is connected to electric power, condenser water lines and with respect to steam coils within the machine to steam lines;

e) Replace all perimeter windows in the demised premises with new thermopane windows;

f) Provide two (2) drinking fountains in mutually agreed upon locations, but adjacent to existing wet columns;

g) Fill all visible penetrations in the floor of the demised premises;

h) Provide locking devices for all electric closets, shaft doors, lavatories and all stairway doors, except if the floor is or becomes designated a reentry floor pursuant to Local Law 5;

i) Provide one (1) telephone closet for the demised premises at a mutually agreed upon location;

j) Provide exhaust systems in existing lavatories of the demised premises;

k) Remove existing sprinkler system in accordance with Tenant's demolition plans. Tenant to install new sprinkler system as part of Tenant's Initial Installation;

l) Provide and install one (1) four (4) ton ceiling hung air cooled air conditioning machine at a mutually agreeable location on the floor of the demised premises (the supplemental air conditioning"); the unit and all other equipment relating thereto to be operated and maintained by Tenant at its sole cost and expense;

m) Install metal convector radiator covers within the demised premises similar to those on third floor of the building;

n) Provide a Form ACP-5 covering the demised premises, and remove all hazardous material from the floor of the

demised premises, (including vinyl asbestos tiles) existing on the Commencement Date;

o) Provide new fire extinguisher cabinets as required by Code, including fire extinguishers; and

p) Repair or replace (if necessary) existing standpipe hoses in four (4) fire stairways and column H-10 to conform to Code.

PLEASE INITIAL
TENANT

EXHIBIT D
200 MADISON AVENUE
CLEANING SPECIFICATIONS AND CONDITIONS

A. General Cleaning - Nightly

Sweep all stone, ceramic tile, marble, terrazzo, asphalt tile, linoleum, vinyl and other types of hard surfaced flooring.

Damp mop ceramic tile, marble and terrazzo flooring.

Sweep all private stairways, wash as often as necessary or vacuum clean, if carpeted.

Empty and clean all wastepaper baskets, ash trays and receptacles, damp dust as necessary.

Clean all cigarette urns.

Remove wastepaper and waste materials to designated area in the premises.

Dust and wipe clean all furniture fixtures and window sills.

Clean all glass furniture tops.

Wash clean all water fountains.

Keep locker and service closets in clean and orderly condition.

Upon completion of the nightly chores, all lights shall be turned off, windows closed, doors locked and office left in a neat and orderly condition.

Vacuum clean all carpets and rugs, moving light furniture other than desks, file cabinets and similar items.

Dust all chair rails, trim and similar objects.

Dust all baseboards.

Dust door and ventilating louvers.

Spot clean scuff marks, finger prints and stains from painted surfaces near light switches, etc.

B. Lavatories - Nightly

Sweep and wash all flooring.

Wash and wipe clean all mirrors, powder shelves and brightwork, including flushmeters, piping and toilet seat hinges.

Wash and disinfect all basins, bowls and urinals.

Wash both sides of all toilet seats.

Dust all partitions, tile walls, dispenser and receptacles.

[illegible]move wastepaper and refuse to designated area in the premises.

Fill toilet tissue holders, soap dispensers and towel dispensers; materials to be furnished by Owner.

Lavatories - Periodic Cleaning

Machine scrub flooring as necessary.

Wash all partitions, tile walls and enamel surfaces once a month. Using proper disinfectant when necessary.

Dust all lighting fixtures once a month.

Do all high dusting approximately once every two months.

Periodic Cleaning - Office Areas

Wipe clean all aluminum, chrome, stainless steel and other metal work as necessary.

Elevator stairway, office and utility doors on all floors to be checked for general cleanliness as necessary, removing finger marks, smudges and other marks.

Once a week, dust all door louvers and other ventilating louvers within reach.

Remove all finger marks, smudges and other marks from metal partitions and other surfaces as necessary.

On multiple tenancy floors, all marble walls, elevator, stairway, office and utility doors are to be washed as necessary, using a clear water or approved cleanser.

On multiple tenancy floors, all stone, ceramic tile, marble and terrazzo flooring in the elevator foyers and corridors to be washed, or machine scrubbed, waxed and polished as necessary.

On multiple tenancy floors, dust and clean electric fixtures and any other fittings in public corridors as necessary.

Schedule of Cleaning

All day, nightly and periodic cleaning services as listed herein,, to be done five (5) nights each week, Monday through Friday, except on Union holidays.

Window Cleaning

All of the windows shall be cleaned [illegible] times a year. There shall be no window cleaning during the months of December, January, February and the frequency of cleaning shall be equally distributed between the remaining months from March - November.

Day Services

Fill toilet tissue dispensers, soap dispensers and towel dispensers; materials to be furnished by Owner.

Collect coins from sanitary napkin dispensers and turn proceeds over to Owner.

EXHIBIT E

MAIN LOBBY AND ELEVATOR WORK

1. Commencing in January 1995, the main bank of low rise elevators which serve the demised premises will receive a mechanical upgrade, including a "computerized tape overlay" to enhance the elevators' overall efficiency. Such work shall be done on an elevator by elevator basis until completion. In addition, elevators will be upgraded with new flooring, new ceiling/lighting, clean up of existing wall panels and installation of ADA compliant panels and indicators.

2. Upon completion of final plans and final bidding (presently expected to be completed by February 28, 1995), Landlord shall commence the following work in the main lobby of the building:

   A. Installation of a permanent concierge desk in a style and using materials which shall complement the main lobby area;

   B. Removal and relocation of security monitors and existing shelving housing said monitors adjacent to high rise elevators, and patching and clean up work resulting from said removal and relocation; and

   C. Cleaning and polishing of existing marble walls and metal detail in main lobby area.

3. All the foregoing work shall be performed by Landlord in a diligent manner and with an attempt to minimize unreasonable inconvenience to Tenant.

PLEASE INITIAL

TENANT

22506/0001/SDB/1033542.8
December 27, 1994

FIRST LEASE AMENDMENT

This First Lease Amendment (this "Agreement") dated as of the 30th of ~~September~~ November 1996, by and between 200 Madison Associates, L.P., a Delaware Limited Partnership ("Landlord"), having an office c/o George Comfort & Sons, Inc., 200 Madison Avenue, New York, New York 10016 and United Features Syndicate, Inc., a New York Corporation, ("Tenant") having a place of business at 200 Madison Avenue.

WITNESSETH

WHEREAS, Landlord and Tenant entered into that certain Agreement of Leased dated December 30, 1994 (the "original Lease") pursuant to which Tenant leased from Landlord the entire fourth (4th) floor located at 200 Madison Avenue, New York, New York;

WHEREAS, Landlord and Tenant now mutually desire to modify the Lease as set forth herein,

NOW, therefore, in consideration of the premises and the mutual covenants here in contained, Landlord and Tenant hereby agree as follows:

1. The demised premises shall become the entire fourth (4th) floor and part basement as shown outlined in red on the plan attached hereto, made a part hereof and marked Exhibit "A-1", effective October 1st, 1996.

2. The fixed annual rental rate as provided for in Article 55 of the Lease shall become the following effective October 1, 1996.

   a) for the period commencing on October 1, 1996 to and including October 31, 1996, inclusive, Nine Hundred Eighty-Nine Thousand Six Hundred and Seventy 00/100 ($989,670.00) Dollars per annum;

   b) for the period commencing on November 1, 1996 to and including December 31, 1996, inclusive, One Million Seven Thousand Four Hundred Sixty Six and 00/100 ($1,007,466.00) Dollars per annum;

   c) for the period commencing on January 1, 1997 to and including December 31, 1999, inclusive. One Million Ninety Seven Thousand Four Hundred Thirty Six 00/100 ($1,097,436.00) Dollars per annum;

   d) for the period commencing on January 1, 2000 to and including December

31, 2002, inclusive, One Million One Hundred Sixty Four Thousand Nine Hundred Thirteen and 50/100 ($1,164,913.50) Dollars per annum;

e) for the period commencing on January 1, 2003 to and including December 31, 2005, inclusive, One Million Two Hundred Thirty Two Thousand Three Hundred Ninety One and 00/100 ($1,232,391.00) Dollars per annum.

3. Except as provided for herein all other terms and conditions of the Lease to remain the same.

In Witness whereof, Landlord and Tenant have caused this Agreement to be executed by their respective duly authorized representatives as of the date and year first above written.

200 Madison Associates, L.P.

By: ______________ VP

United Features Syndicate, Inc.

By: ______________

confidential
Yehuda Shmidman
Iconix Brand
Apr 27, 2010 13:07

EXHIBIT A-1


400
35th Street
Madison Avenue

200 Madison Avenue

George Comfort & Sons, Inc.
200 Madison Avenue New York, NY 10016

Floor 4

Prepared by Planimetron
Mar 19, 1996

00.04:20-MAR-96

200 MADISON AVE


B2
B1
SUITE W/ VACANT
Confidential
Yehuda Shmidman
Iconix Brand
Apr 27, 2010 13:07

Time: Frame®

20-JUN-1996

GEORGE COMFORT & SONS, INC.
Real Estate Since 1919

200 MADISON AVENUE
NEW YORK, NY 10016
212-481-1122
Fax: 212-213-1865

December 5, 1996

Ms. Marie Fyfe
United Media
200 Madison Avenue
New York, New York 10016

RE: FIRST LEASE AMENDMENT

Dear Marie:

Enclosed for your records, please find one fully executed copy of the First Lease Amendment dated November 30, 1996, covering the leasing of certain basement storage space at 200 Madison Avenue.

Thank you for your assistance and please do not hesitate to contact me if you have any questions.

Sincerely,

Matthew J. Coudert
Vice President

MJC:ld
Enclosure

SECOND LEASE AMENDMENT

This Second Lease Amendment (this "Agreement") dated as of the 26 of September 2003, by and between 200 Madison Associates, L.P., a Delaware Limited Partnership ("Landlord"), having an office c/o George Comfort & Sons, Inc., 200 Madison Avenue, New York, New York 10016 and United Features Syndicate, Inc., a New York Corporation, ("Tenant") having a place of business at 200 Madison Avenue.

WITNESSETH

WHEREAS, Landlord and Tenant entered into that certain Agreement of Lease dated December 30, 1994 (the "Original Lease") pursuant to which Tenant leased from Landlord the entire fourth (4th) floor located at 200 Madison Avenue, New York, New York;

WHEREAS Landlord and Tenant modified the Lease in the First Lease Amendment dated November 30, 1996 pursuant to which Tenant leased from Landlord additional space in the basement;

WHEREAS, Landlord and Tenant now mutually desire to modify the Lease as set forth herein,

NOW; therefore, in consideration of the premises and the mutual covenants here in contained, Landlord and Tenant hereby agree as follows:

1. The demised premises shall become the entire fourth (4th) floor and part of the basement, labeled 00B3 (leased in the First Lease Amendment) and 00B5, which is shown cross-hatched on the plan attached hereto, made a part hereof and marked Exhibit "A-2", effective October 1, 2003.
2. The fixed annual rental rate as provided for in Article 55 of the Lease shall become the following effective November 1, 2003.
    a. for the period commencing on November 1, 2003 to and including December 31, 2005, inclusive, One Million Two Hundred Thirty Six Thousand One Hundred Forty One and 00/100 ($1,236,141.00) Dollars per annum.
3. Except as provided for herein all other terms and conditions of the Lease to remain the same.

In Witness whereof, Landlord and Tenant have caused this Agreement to be executed by their respective duly authorized representatives as of the date and year first above written.

200 Madison Associates, L.P.

By: LOEB PARTNERS REALTY AND DEVELOPMENT CORP. GENERAL PARTNER

LOEB PARTNERS REALTY AND DEVELOPMENT CORP.
GENERAL PARTNER

By: [signature]

ALAN L. GORDON

United Feature Syndicate, Inc.

By: [signature]

Exhibit "A-2"


00B1
00B2
00B3
00B4
00B5
Confidential
Yehuda Shmidman
Iconix Brand
Apr 27, 2010 13:07

THIRD AMENDMENT OF LEASE

THIS THIRD AMENDMENT OF LEASE (the "Agreement") is made as of December 23, 2004 by and between 200 MADISON ASSOCIATES, L.P., a Delaware limited partnership having an office c/o George Comfort & Sons, Inc., at 200 Madison Avenue, New York, New York 10016 ("Landlord") and UNITED FEATURES SYNDICATE, INC., a New York corporation having an office at 200 Madison Avenue, New York, New York 10016 ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Agreement of Lease dated as of December 30, 1994 as amended by that certain First Lease Amendment dated as of November 30, 1996 and as further amended by that certain Second Lease Amendment dated as of September 26, 2003 (as so amended, the "Lease") for certain premises (the "Premises") consisting of the entire rentable portion of the fourth (4th) floor and a portion of the basement space (the "Premises") of the building (the "Building") located at 200 Madison Avenue, located in the City, County and State of New York, as more particularly described in the Lease and as set forth on Exhibit "A" attached hereto and by this reference made a part hereof;

WHEREAS, the Lease expires on December 31, 2005 and Landlord and Tenant desire to extend the term of the Lease;

WHEREAS, Landlord and Tenant desire to modify, amend and supplement the Lease in other respects as hereinafter provided.

NOW, THEREFORE, for good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree to modify, amend and supplement the Lease as follows:

1. Definitions. Words and phrases used in this Agreement but not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

2. Extension of Term. Landlord and Tenant hereby agree to extend the term of the Lease for a period of ten (10) years and two (2) months commencing on January 1, 2006 (herein, the "Renewal Commencement Date") and ending on February 29, 2016. The Lease is hereby modified and amended so that the expiration date of the Lease is February 29, 2016 (the "Expiration Date"). Tenant shall use and occupy the Premises subject to and in accordance with the terms, covenants and conditions of the Lease, as amended hereby. All

references in the Lease to the "Extension Term" shall refer to the period from the Renewal Commencement Date to the Expiration Date.

3. Fixed Rent. (a) Tenant shall continue to pay rent in accordance with the terms of the Lease for the Premises through and including December 31, 2005.

(b) From and after the Renewal Commencement Date and in lieu of the Fixed Rent amounts set forth in Article 55 of the Lease, Tenant shall pay fixed rent (the "Fixed Rent") for the Premises as follows:

(i) For the period from the Renewal Commencement Date through and including February 28, 2011, Tenant shall pay Fixed Rent for the Premises in an annual amount equal to the sum of (1) One Million Two Hundred Forty Thousand Five Hundred Ninety Dollars ($1,240,590.00) and (2) Tenant's Tax Payment which would have been due and payable for the period from July 1, 2005 through June 30, 2006 had the Landlord and Tenant not amended Section 39.A.(iii) of the Lease pursuant to the Third Amendment of Lease and (3) Tenant's Operating Payment which is required to be paid for the twelve (12) month period immediately preceding the Renewal Commencement Date (the amounts set forth in (1), (2) and (3) above shall be referred to herein collectively as the "Renewal Term Fixed Rent"). For the purpose of calculating the Operating Payment as set forth in subparagraph (3) above, the term "Operating Expenses" (as such term is defined in Section 40.A of the Lease) shall exclude any extraordinary, non-recurring expense to the extent it exceeds One Hundred Fifty Thousand Dollars ($150,000.00) and occurs during the twelve (12) month period immediately preceding the Renewal Commencement Date. After the Tax Payment and Operating Payment for the periods described in subparagraphs (2) and (3) above are finally determined (in accordance with the terms of the Lease), the parties shall adjust, if necessary, the Tax Payment and Operating Payment portion of the Renewal Term Fixed Rent to reflect the final determination of the Tax Payment and the Operating Payment, to reflect any increase or decrease in such amount. (For example, if as of July 10, 2005, the Tenant's Tax Payment is $25,000.00 for the period from July 1, 2005 through June 30, 2006 and when the Tax Payment is finally determined in accordance with the Lease the Tax Payment is revised to be $28,500.00, then the Tenant shall pay Landlord the $3,500.00 and the Tenant's Tax Payment (as set forth in subparagraph (2) above) shall be $28,500.00 as a component of the Renewal Term Fixed Rent. Further, if as of July 10, 2005, the Tenant's Tax Payment is $25,000.00 for the period from July 1, 2005 through June 30, 2006 and when the Tax Payment is finally determined in accordance with the Lease the Tax Payment is revised to be $21,000.00, then the Tenant shall be entitled to a credit in the amount of $4,000.00 and the Tenant's Tax Payment (as set forth in subparagraph (2) above) shall be $21,000.00 as a component of the Renewal Term Fixed Rent.) The Renewal Term Fixed Rent shall be payable in equal monthly installments on the first day of each month throughout the Extension Term.

(ii) For the period from March 1, 2011 through the expiration of the term of the Lease Tenant shall pay Fixed Rent for the Premises in an annual amount equal to the sum of (1) the Renewal Term Fixed Rent and (2) Eighty-Nine Thousand Nine Hundred Seventy Dollars ($89,970.00).

(iii) For the period from the Renewal Commencement Date through the expiration of the term of this Lease Tenant shall pay Twenty-Five Thousand Nine Hundred Ninety-Five Dollars ($25,995.00) per annum payable in equal monthly installments in the amount of Two Thousand One Hundred Sixty-Six Dollars and Twenty-Five Cents ($2,166.25) for Tenant's leasing of the basement space portion of the Premises. The amount set forth in this Section 3(b)(iii) is included in the Renewal Term Fixed Rent amount in subparagraph 3(b)(i) above; accordingly, Tenant shall not be required to pay the amount set forth in this Section 3(b)(iii).

(c) All amounts under this Section 3 shall be payable in accordance with Article 55 of the Lease.

4. Fixed Annual Rent and Renewal Term Fixed Rent Abatement. (a) Notwithstanding anything contained herein to the contrary, provided Tenant shall not then be in monetary and/or material non-monetary default of its obligations under this Lease, Tenant shall be entitled to an abatement for the months of January, 2006 and February, 2006 in an amount equal to the Renewal Term Fixed Rent payable for such months calculated on a monthly basis (collectively, the "Abatement Period"). No other amount of additional rent payable under this Lease shall be subject to any abatement whatsoever, other than as may be expressly set forth in the Lease.

(b) Notwithstanding anything contained herein to the contrary, provided Tenant shall not then be in monetary and/or material non-monetary default of its obligations under this Lease, Tenant shall be entitled to a supplemental abatement of the fixed annual rent and the Renewal Term Fixed Rent in the amount of Four Hundred Forty-Nine Thousand Eight Hundred Fifty Dollars ($449,850.00) (the "Supplemental Abatement") which shall be applied against the fixed annual rent and the Renewal Term Fixed Rent due and payable under the Lease commencing with the fixed annual rent due for the month of May, 2005 and continuing thereafter against the fixed annual rent and the Renewal Term Fixed Rent only until the entire Supplemental Abatement has been received by Tenant (collectively, the "Supplementary Abatement Period"). For the avoidance of doubt, the Landlord hereby confirms that the Supplemental Abatement shall be applied against the fixed annual rent and the Renewal Term Fixed Rent payable for the remaining portion of the current Term of the Lease and thereafter the Renewal Term and shall be applied to the full amount of fixed annual rent and the Renewal Term Fixed Rent due and payable under this Agreement from and after the month of May, 2005. No other amount of additional rent payable under this Lease shall be subject to any abatement whatsoever, other than as may be expressly set forth in the Lease.

5. Electricity. Tenant shall pay for electricity furnished to the Premises in accordance with Article 45 of the Lease. Tenant shall continue to pay all items of Additional Rent payable under the Lease for the Premises in accordance with the terms of the Lease (including, without limitation, all escalations and additional rent), unamended hereby.

6. Escalation Additional Rent. (a) For the period from the date of this Agreement through the date immediately preceding the Renewal Commencement Date, Tenant shall continue to pay all additional rent in accordance with the Lease (including, without limitation, Articles 39 and 40 of the Lease) with respect to the Premises.

(b) From and after the Renewal Commencement Date the terms and conditions of the Lease shall be modified as follows:

(i) Section 39A.(iii) of the Lease shall be amended so that the term "Base Tax" shall mean the Taxes for the fiscal tax year period commencing July 1, 2005 and ending June 30, 2006; and

(ii) Section 40A.(iii) of the Lease shall be amended so that the term "Base Year" shall mean the twelve (12) month period commencing January 1, 2006 and ending December 31, 2006.

7. Condition of Premises. Tenant is currently in possession of the Premises and acknowledges that it is fully familiar with the condition of the Premises and accepts it in its current condition. Tenant hereby acknowledges that the Landlord shall not renovate, decorate or perform any other improvements in the Premises for Tenant's continued occupancy of the Premises.

8. Confirmation. The Tenant hereby confirms that it has received the entire Landlord's Contribution (as that term is defined in Article 49 of the Lease) and the Landlord has no obligation to pay any amount to Tenant other than as expressly set forth in the Lease. Tenant hereby confirms that Landlord has completed its work obligations as set forth in Article 58 (other than Section 58.B.), Exhibit "C" and Exhibit "E" of the Lease; provided, however, that the foregoing confirmation shall not apply with respect to obligations requiring any work performed by Landlord to comply with applicable law.

9. Renewal Term. Article 56 of the Lease entitled "Option to Extend" is hereby modified as follows:

(a) Section 56A of the Lease shall be deemed modified and amended to provide that the language "commencing on January 1, 2006 and ending December 31, 2010" shall be deemed to be "commencing on March 1, 2016 and ending on February 28, 2021".

(b) Section 56A(i) of the Lease shall be deemed modified and amended to provide that the language "not later than December 31, 2004" shall be deemed to be "not earlier than December 1, 2014 or later than February 28, 2015".

(c) The words "95% of" in the second (2nd) line of Section 56B(i) of the Lease shall be deemed deleted therefrom. The reference to "July 1, 2005" in the third (3rd) line of Section 56B(i) of the Lease shall be deemed modified and amended and shall be deemed to be "October 1, 2015".

10. Option to Expand. Article 57 of the Lease entitled "Option to Expand" is hereby modified as follows:

(a) Section 57A of the Lease shall be deemed modified and amended to provide that the language "between and including floors 2 through 6" shall be deemed to be "between and including the third (3rd) and the fifth (5th) floors of the Building".

(b) The first parenthetical in the first sentence of Section 57.C. of the Lease shall be deleted in its entirety and replaced with the following: "(and during the period from the Renewal Commencement Date and ending February 28, 2013)".

11. Guaranty. In accordance with the terms and conditions of the Lease, Tenant has previously delivered to Landlord a Guaranty dated as of December 30, 1994 (the "Guaranty") made by Scripps Howard, Inc. (the "Guarantor"). Tenant agrees to arrange for the Guarantor to deliver to Landlord a confirmation that its obligations under the Guaranty apply to the Lease as amended by the terms of this Agreement.

12. Broker. Landlord and Tenant each represent and warrant to the other that neither party consulted nor negotiated with any real estate broker or sales agent in connection with the rental of the Premises and the extension of the Lease other than Cushman & Wakefield and George Comfort & Sons, Inc. (collectively, the "Brokers"). Each party hereby agrees to indemnify and hold the other party harmless from and against any claims, costs, liabilities and expenses (including, without limitation, reasonable attorneys' fees, costs and disbursements) incurred by the other party by reason of any breach of the foregoing representation. Landlord shall pay the Brokers any commission to which they may be entitled in accordance with the terms and conditions of a separate written agreement. Landlord shall also indemnify Tenant from and against any claims, costs, liabilities and expenses (including, without limitation, reasonable attorneys' fees, costs and disbursements) incurred by Tenant to the Brokers in connection with the transaction contemplated hereby. This Section 12 shall survive the execution of this Agreement and the expiration or termination of the Lease.

13. Continuing Obligation. Tenant hereby agrees and acknowledges that Tenant shall continue to be responsible for all fixed annual rent, Additional Rent, costs, fees, charges and expenses incurred by Tenant pursuant to the Lease for the Premises for all periods prior to the Renewal Commencement Date and such obligations and liabilities shall survive the execution of this Agreement and the Renewal Commencement Date. The parties continue to be obligated to the terms and conditions of the Lease with respect to all periods prior to the Renewal Commencement Date. Landlord hereby agrees and acknowledges that to its knowledge, Tenant is not in material default of its obligations as of the date of this Agreement. Tenant hereby agrees and acknowledges that to its knowledge, Landlord is not in material default of its obligations as of the date of this Agreement.

14. Full Force and Effect. Except as amended by this Agreement, the Lease is unmodified and is in full force and effect. From and after the date of this Agreement, the term "Lease" shall mean the Lease as amended hereby and by any future amendments to which the parties agree.

15. No Modification. This Agreement may not be amended, modified, supplemented or terminated except by a writing signed by Landlord and Tenant.

16. Captions. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement nor the intent of any provision thereof.

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17. Submission of Offer. The submission of this Agreement to Tenant shall not be construed as an offer or a binding agreement, nor shall the Tenant have any rights with respect thereto, unless and until Landlord shall execute a copy of this Agreement and deliver same to Tenant.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first written above.

200 MADISON ASSOCIATES, L.P.

By: LOEB PARTNERS REALTY AND DEVELOPMENT CORP., GENERAL PARTNER

By: ____________________

UNITED FEATURES SYNDICATE, INC.

By: ____________________
Name:
Title:

C:\Docs\Comfort\200Madison\UnitedFeatureSyndicateLA3_8.wpd

STATE OF NEW YORK)
COUNTY OF NEW YORK) ss.:

On the 17 day of November in the year 2004, before me, the undersigned, personally appeared Douglas Stern, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

MELISSA A. MEJIA
Notary Public, State of New York
No. 01ME6090851
Qualified in New York County
Commission Expires April 21, 2007

200 Madison Avenue - Floor 4

Exhibit A



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200 Madison Avenue - Cellar


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